Exhibit 10.1

GRANITE PARK THREE

AMENDED AND RESTATED OFFICE LEASE

BASIC LEASE INFORMATION

1.	Date of Lease: September 6, 2017

2.	Building:

a.	Name:	Granite Park Three
b.	Address:	5601 Granite Parkway, Plano, Texas 75024
c.	Building Rentable Area:	361,271 square feet (and 362,391 square feet for purposes of calculating Tenant’s Share for the Extension Premises from and after November 31, 2020)

3.	Landlord: Granite Park III, Ltd., a Texas limited partnership

Tenant: Alkami Technology, Inc., a Delaware corporation

4.	Premises:

A.	Extension Premises

a.	Suites: 100, 120, 200, 240, 245, 250, 260, 280, 290, 295 and 380

b.	Extension Premises Rentable Area:

i.	37,286 square feet (from the Commencement Date for the Extension Premises until October 31, 2020)

ii.	34,089 square feet (from and after November 1, 2020)

B.	Expansion Premises

a.	Suites: 10th Floor (the “10th Floor Premises”), 9th Floor (the “9th Floor Premises”), and Suite 270 (the “Suite 270 Premises”)

b.	Expansion Premises Rentable Area: 55,194 square feet

5.	Basic Rent:

Extension Premises

Suite(s)	Square Feet of Rentable Area	Rental Period (commencing as of the applicable Commencement Date for the applicable portions of the Premises)	Annual Basic Rent PSF of Rentable Area	Basic Monthly Rent
100	3,900	9/1/2017 – 10/31/2017	$25.00	$8,125.00
	3,900	11/1/2017 – 10/31/2018	$25.50	$8,287.50
	3,900	11/1/2018 – 10/31/2019	$26.00	$8,450.00
	3,900	11/1/2019 – 10/31/2020	$26.50	$8,612.50
	3,937	11/1/2020 – 1/31/2021	$0.00	$0.00
	3,937	2/1/2021 – 7/31/2021	$28.00	$9,186.33
	3,937	8/1/2021 – 7/31/2022	$28.50	$9,350.38
	3,937	8/1/2022 – 7/31/2023	$29.00	$9,514.42
	3,937	8/1/2023 – 7/31/2024	$29.50	$9,678.46
	3,937	8/1/2024 – 7/31/2025	$30.00	$9,842.50
	3,937	8/1/2025 – 7/31/2026	$30.50	$10,006.54
	3,937	8/1/2026 – 7/31/2027	$31.00	$10,170.58
	3,937	8/1/2027 – 8/31/2028	$31.50	$10,334.63
120, 200,	28,412	9/1/2017 – 12/31/2017	$24.50	$58,007.84
240, 245,	28,412	1/1/2018 – 12/31/2018	$25.00	$59,191.67
250, 280,	28,412	1/1/2019 – 12/31/2019	$25.50	$60,375.48
290, 295	28,412	1/1/2020 – 10/31/2020	$26.00	$61,559.33
	28,541	11/1/2020 – 1/31/2021	$0.00	$0.00
	28,541	2/1/2021 – 7/31/2021	$28.00	$66,595.67
	28,541	8/1/2021 – 7/31/2022	$28.50	$67,784.88
	28,541	8/1/2022 – 7/31/2023	$29.00	$68,974.08
	28,541	8/1/2023 – 7/31/2024	$29.50	$70,163.29
	28,541	8/1/2024 – 7/31/2025	$30.00	$71,352.50
	28,541	8/1/2025 – 7/31/2026	$30.50	$72,541.71
	28,541	8/1/2026 – 7/31/2027	$31.00	$73,730.92
	28,541	8/1/2027 – 8/31/2028	$31.50	$74,920.13

Tenant Name: Alkami Technology

Building Name: Granite Park Three

Suite(s)	Square Feet of Rentable Area	Rental Period (commencing as of the applicable Commencement Date for the applicable portions of the Premises)	Annual Basic Rent PSF of Rentable Area	Basic Monthly Rent
Suite 260	1,595	Lease Month 1	$0.00	$0.00
	1,595	Lease Month 2 –1/31/2018	$25.00	$3,322.92
	1,595	2/1/2018 – 1/31/2019	$25.50	$3,389.38
	1,595	2/1/2019 – 1/31/2020	$26.00	$3,455.83
	1,595	2/1/2020 – 10/31/2020	$26.50	$3,522.29
	1,611	11/1/2020 – 1/31/2021	$0.00	$0.00
	1,611	2/1/2021 – 7/31/2021	$28.00	$3,759.00
	1,611	8/1/2021 – 7/31/2022	$28.50	$3,826.13
	1,611	8/1/2022 – 7/31/2023	$29.00	$3,893.25
	1,611	8/1/2023 – 7/31/2024	$29.50	$3,960.38
	1,611	8/1/2024 – 7/31/2025	$30.00	$4,027.50
	1,611	8/1/2025 – 7/31/2026	$30.50	$4,094.63
	1,611	8/1/2026 – 7/31/2027	$31.00	$4,161.75
	1,611	8/1/2027 – 8/31/2028	$31.50	$4,228.88
380	3,379	9/1/2017 – 10/31/2017	$25.75	$7,250.77
	3,379	11/1/2017 – 10/31/2018	$26.25	$7,391.56
	3,379	11/1/2018 – 10/31/2019	$26.75	$7,532.35
	3,379	11/1/2019 – 10/31/2020	$27.25	$7,673.15

Tenant Name: Alkami Technology

Building Name: Granite Park Three

Expansion Premises:

Suite(s)	Square Feet of Rentable Area	Lease Month (commencing as of the applicable Commencement Date for the applicable portions of the Premises)	Annual Basic Rent PSF of Rentable Area	Annual Amortization of additional Finish Allowance	Basic Monthly Rent
10th Floor Premises	26,582	1-6	$0.00	$0.00	$0.00
	26,582	7-18	$27.00	$1.56	$63,265.16
	26,582	19-30	$27.50	$1.56	$64,372.74
	26,582	31-42	$28.00	$1.56	$65,480.33
	26,582	43-54	$28.50	$1.56	$66,587.91
	26,582	55-66	$29.00	$1.56	$67,695.49
	26,582	67-78	$29.50	$1.56	$68,803.08
	26,582	79-90	$30.00	$1.56	$69,910.66
	26,582	91-102	$30.50	$1.56	$71,018.24
	26,582	103-114	$31.00	$1.56	$72,125.83
	26,582	115 – 8/31/2028	$31.50	$1.56	$73,233.41
9th Floor Premises	26,568	1-5	$0.00	$0.00	$0.00
	26,568	6-17	$27.50	$1.46	$64,117.44
	26,568	18-29	$28.00	$1.46	$65,224.44
	26,568	30-41	$28.50	$1.46	$66,331.44
	26,568	42-53	$29.00	$1.46	$67,438.44
	26,568	54-65	$29.50	$1.46	$68,545.44
	26,568	66-77	$30.00	$1.46	$69,652.44
	26,568	78-89	$30.50	$1.46	$70,759.44
	26,568	90-101	$31.00	$1.46	$71,866.44

Tenant Name: Alkami Technology

Building Name: Granite Park Three

Suite(s)	Square Feet of Rentable Area	Lease Month (commencing as of the applicable Commencement Date for the applicable portions of the Premises)	Annual Basic Rent PSF of Rentable Area	Annual Amortization of additional Finish Allowance	Basic Monthly Rent
	26,568	102 – 8/31/2028	$31.50	$1.46	$72,973.44

Suite(s)	Square Feet of Rentable Area	Lease Month (commencing as of the applicable Commencement Date for the applicable portions of the Premises)	Annual Basic Rent PSF of Rentable Area	Basic Monthly Rent
Suite 270 Premises	2,044	1-6	$0.00	$0.00
	2,044	7-14	$27.00	$4,599.00
	2,044	15-26	$27.50	$4,684.17
	2,044	27-38	$28.00	$4,769.33
	2,044	39-50	$28.50	$4,854.50
	2,044	51-62	$29.00	$4,939.67
	2,044	63-74	$29.50	$5,024.83
	2,044	75-86	$30.00	$5,110.00
	2,044	87-98	$30.50	$5,195.17
	2,044	99-110	$31.00	$5,280.33
	2,044	111–8/31/2028	$31.50	$5,365.50

As used herein, the term “Lease Month” means each calendar month during the Term (and if the applicable Commencement Date does not occur on the first day of a calendar month, the period from the applicable Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

6.

Estimated Additional Rent per Square Foot of Premises Rentable Area for 2017 Calendar Year with respect to the Extension Premises: $11.70 plus Electrical Expenses (defined in Section 2.2.1(a): $1.12; Estimated Monthly Additional Rent for 2017 Calendar Year: $36,353.85 plus Electrical Expenses: $3,480.03 (based on 37,286 square feet).

Tenant Name: Alkami Technology

Building Name: Granite Park Three

v

7.

Estimated Monthly Total Rent for 2017 Calendar Year: $113,060.38 plus Electrical Expenses, provided however, that payments of Additional Rent (other than Electrical Expenses) shall be abated as to the Expansion Premises and the Extension Premises, respectively, when the monthly Basic Rent payments are abated as set forth above.

8.	Tenant’s Share for the Extension Premises:

i.	10.32% (from the Commencement Date for the Extension Premises through and including October 31, 2020) (See subsection 1.1.2)

ii.	9.41% (from and after November 1, 2020) (See subsection 1.1.2)

Tenant’s Share for the Expansion Premises: 15.28% (See subsection 1.1.2)

9.

Term: For each portion of the Premises, the period beginning on the respective Commencement Date for such portion and (other than Suite 380) ending on August 31, 2028. The Term for Suite 380 shall end on October 31, 2020, subject to Section 15.23.

10.	Commencement Date:

Extension Premises:

a.	Suites 100, 120, 240, 245, 250, 280, 290, 295, 380: As of September 1, 2017

b.

Suite 260: The date which is the earlier to occur of (i) the date that is ninety (90) days after the date upon which the tenant currently occupying Suite 260, Equus Software, surrenders possession of Suite 260 to Landlord, or (ii) the date Tenant occupies Suite 260.

Expansion	Premises:

a.	10th Floor Premises: March 1, 2018, subject to Section 6 of Exhibit D.

b.

9th Floor Premises: April 1, 2019, subject to Section 6 of Exhibit D. Notwithstanding the foregoing, Tenant may occupy the 9th Floor Premises for the purpose of conducting business therein prior to the Commencement Date with respect to the 9th Floor Premises and during such period of early occupancy Tenant shall not accrue Basic Rent or Additional Rent for the 9th Floor Premises, however, Tenant shall be responsible for the payment of all Electrical Expenses and janitorial expenses for the 9th Floor Premises during such early occupancy period.

c.	Suite 270 Premises: July 1, 2018, subject to Section 6 of Exhibit D.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

11.	Expiration Date: August 31, 2028 (i.e., the date that is one hundred twenty-six (126) months after the Commencement Date for the 10th Floor Premises), subject to Section 6 of Exhibit D.

12.

Permitted Use: General office use and all other lawful ancillary uses incident to general business office operations, including those of a technology company, and consistent with uses in first-class office buildings in the North Dallas office submarket. Without limiting the generality of the foregoing, the Premises may be used for the following ancillary purposes in connection with general office use: (a) accounting facilities, (b) conference and/or meeting facilities, (c) coffee bars for use by Tenant’s and Tenant’s subtenants’, assignees’ and affiliates’ employees and visitors and not for retail purposes, (d) support staff facilities (including, administrative support areas and copy facilities), (e) lunchrooms, breakrooms, cafeteria, dining room, kitchen and/or food service facilities (including vending machines) for employees and others (but not for use by the general public), (f) storage space incidental to general business office purposes, (g) audio visual, closed circuit television, radio and electronic communication, and computer facilities, (h) executive and other dining areas (including kitchen and support therefor), (i) training and seminars, (j) data center, server, telecom and information technology rooms, and (k) other uses related to Tenant’s business.

13.	Security Deposit: $850,000.00 Letter of Credit from a national bank reasonably acceptable to Landlord and otherwise in accordance with Section 3.2.

14.	Guarantor: N/A

15.	Addresses:

Landlord:	Tenant:
Granite Park III, Ltd.	Alkami Technology, Inc.,
5601 Granite Parkway, Suite 800	a Delaware corporation
Plano, Texas 75024
Attention: Director of Leasing	5601 Granite Parkway, Suite 240
Phone: [***]	Plano, Texas 75024
Fax: [***]	Attention: Doug Linebarger
Phone: [***]
Email: [***]

16.	Parking:

0 Reserved spaces at $75.00

per month per each*

Extension Premises Parking:

4.5 Unreserved spaces in the Garage for every 1,000 square feet of Premises Rentable Area in the Extension Premises at $0.00 per month per each

Tenant Name: Alkami Technology

Building Name: Granite Park Three

Expansion Premises Parking:

4.5 Unreserved spaces in the Garage for every 1,000 square feet of Premises Rentable Area in the Expansion Premises at $0.00 per month per each

Additional Parking:

0.5 Unreserved spaces for every 1,000 square feet in the Premises (Subject to Exhibit F)

* Tenant shall have the right to convert certain unreserved spaces to reserved spaces, as set forth in Exhibit F.

17.	Tenant’s Improvements:

Extension Finish Allowance: $20.00 per square foot of Premises Rentable Area for the Extension Premises.

Expansion Finish Allowance: $52.50 per square foot of Premises Rentable Area for the Expansion Premises.

(Subject to Exhibit D)

18.	Tenant Broker: (See Section 15.7)

19.	Landlord Broker: (See Section 15.7)

Tenant Name: Alkami Technology

Building Name: Granite Park Three

TABLE OF CONTENTS

FOR OFFICE LEASE

Tenant Name: Alkami Technology

Building Name: Granite Park Three

Tenant Name: Alkami Technology

Building Name: Granite Park Three

x

Tenant Name: Alkami Technology

Building Name: Granite Park Three

EXHIBITS TO OFFICE LEASE

Exhibit A	Land Legal Description
Exhibit B	Premises Floor Plan
Exhibit C	Rules and Regulations
Exhibit D	Tenant Finish-Work: Allowance (Landlord Contracts/Tenant Manages)
Schedule D-1	Sample Calculation of Amortization of Additional Allowance
Exhibit E	Acceptance of Premises Memorandum
Exhibit F	Parking Agreement
Schedule F-1	Reserved Parking Stalls
Rider 1	Renewal Option
Rider 2	Cap on Certain Operating Expenses; Exclusions From Operating Expenses
Rider 3	Tenant’s Right of First Refusal
Schedule A	Right of First Refusal Space
Rider 4	Tenant’s Right of First Offer
Schedule A	Right of First Offer Space
Rider 5	Right to Audit
Rider 6	Termination Option
Rider 7	Right to Sublease or Assign to Affiliate
Rider 8	Janitorial Specifications
Rider 9	Expansion Option
Rider 10	Base Building Condition

Tenant Name: Alkami Technology

Building Name: Granite Park Three

AMENDED AND RESTATED OFFICE LEASE

This Amended and Restated Office Lease (this “Lease”) is made by and between Granite Park III, Ltd., a Texas corporation (“Landlord”), and Alkami Technology, Inc., a Delaware corporation (“Tenant”). The Basic Lease Information attached hereto as pages i through iii (the “Basic Lease Information”) and all exhibits and other attachments to this Lease are incorporated into this Lease and made a part hereof. Capitalized terms used in this Lease without definitions have the respective meanings assigned to them in the Basic Lease Information.

Reference is made to that certain Office Lease (the “Original Lease”), originally dated as of July 25, 2014, and all amendments thereto, previously made and entered into by and between Landlord and Tenant, relating to certain premises located at Suites 100, 120, 200, 240, 245, 250, 260, 280, 290/295 and 380 in the Building. Effective as of September 1, 2017, this Lease shall be deemed to amend and restate the Original Lease in its entirety, such that the Original Lease shall be deemed terminated and be of no further force and effect whatsoever, subject, however, to the reconciliation of operating expenses, taxes and electrical expenses by Tenant for the period occurring prior to the termination of the Original Lease. As of such date, except as set forth above, each party shall be released and discharged from any and all obligations relating to the Original Lease that accrue after such date. Landlord hereby confirms that all brokerage commissions and fees owed with respect to the Original Lease have been paid in full, such that no other brokerage commissions or fees shall be due or payable with respect to the Original Lease. Further, Landlord hereby confirms that the amount of $19,626.14 remains available under the Original Lease as a tenant improvement allowance for Suite 260 of the Extension Premises, and the amount of $13,525.00 remains available under the Original Lease as a tenant improvement allowance for Suite 380 of the Extension Premises. Such amounts shall be “carried over” and made available for application by Tenant to the payment of the costs of the Tenant Improvements, as set forth in the Work Letter.

ARTICLE 1

TERM AND POSSESSION

SECTION 1.1 LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION.

1.1.1

Lease of Premises. The Building is constructed on the land described in Exhibit A attached hereto (the “Land”) and is located adjacent to and served by an above-grade, multi-level parking garage (the “Garage”). In consideration of the mutual covenants herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, subject to all the terms and conditions of this Lease. The Premises are shown as the crosshatched area on Exhibit B attached hereto. The Building, the Garage, the Land and all other improvements located thereon and appurtenances thereto are referred to collectively herein as the “Property”.

1.1.2

Rentable Area. The agreed rentable area of the Premises is stipulated to be the sum of the Premises Rentable Area for the Extension Premises and the Expansion Premises, which is set forth in the Basic Lease Information and has been determined by applying the BOMA method. The respective Tenant’s Shares for the Extension Premises and the Expansion Premises stipulated in the Basic Lease Information have been calculated by dividing the

Tenant Name: Alkami Technology

Building Name: Granite Park Three

Premises Rentable Area for the Extension Premises and the Expansion Premises, respectively, by the Building Rentable Area, then expressing such quotient as a percentage. The Building has been remeasured based on the 2010 BOMA method. Beginning on November 1, 2020, the measurement of the Extension Premises, as shown in Section 4(a) of the Basic Lease Information (and the Building Rentable Area for purposes of determining Tenant’s Share), shall be based on such method (as shown in the Basic Lease Information). Prior to such date, the measurement of the Extension Premises, as shown in Section 4(a) of the Basic Lease Information (and the Building Rentable Area for purposes of determining Tenant’s Share), shall be based on the 1996 BOMA method, except that the measurement of Suite 380 has been based on the 2010 BOMA method, such that the rentable area of Suite 380 shall not be adjusted on November 1, 2020. Landlord and Tenant stipulate that the Premises Rentable Area and the Building Rentable Area, as stated in the Basic Lease Information, are conclusive and shall be binding upon them for the Term.

1.1.3

Term and Commencement. The Term of this Lease with respect to the Extension Premises and the Expansion Premises, as applicable, shall commence on the respective Commencement Date therefor and, unless sooner terminated pursuant to the terms of this Lease, shall expire, without notice to Tenant, on the Expiration Date.

SECTION 1.2 COMPLETION AND DELIVERY OF PREMISES.

1.2.1

Delivery of Expansion Premises; Construction of Tenant’s Improvements. Landlord shall deliver the Expansion Premises for commencement of construction of the Tenant Improvements in its current “as is, where is” condition, and otherwise in broom clean condition with the items and conditions listed on Rider 10 hereto (Base Building Condition) incorporated into the Expansion Premises and in compliance with all laws (including being free of all Hazardous Materials which either violate applicable Environmental Laws or otherwise require remediation under applicable Environmental Laws) (the “Required Starting Condition”) by September 15, 2017 for the 9th Floor Premises and the 10th Floor Premises and March 1, 2018 for the Suite 270 Premises (each, the applicable “Construction Commencement Date”).

Landlord covenants that the items and conditions listed on Rider 10 hereto (Base Building Condition) will exist in the Expansion Premises as of the date the Expansion Premises is delivered for commencement of construction of the Tenant Improvements. If the foregoing covenant is breached in any material respect, Landlord shall promptly remedy the same at Landlord’s expense. In the event Landlord fails to promptly remedy the same and such failure continues for five (5) business days after Landlord’s receipt of written notice of such failure, Tenant shall have the right to remedy the same, and Landlord shall be responsible for the reasonable, out of pocket costs incurred by Tenant to remedy the same, which additional costs shall be funded to Tenant as a supplement to the Finish Allowance and in accordance with the procedure set forth in the Work Letter. Landlord and Tenant hereby acknowledge and confirm that TCM (as defined in the Work Letter) has heretofore examined the 9th Floor Premises and the 10th Floor Premises, and that TCM is not currently and actually aware of any failure of either the 9th Floor Premises or the 10th Floor Premises to be in the Required Starting Condition as of the Date of Lease.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

The remedies provided to Tenant in this subsection 1.2.1 shall be Tenant’s sole remedies for Landlord’s failure to deliver the Expansion Premises for the commencement of construction in the Required Starting Condition by the Construction Commencement Date and Landlord’s breach of the covenant set forth above. The Tenant Improvements shall be constructed in the Premises as defined and provided in the Work Letter.

1.2.2

Acceptance of Premises Memorandum. Within ten (10) days after Landlord’s written request therefor following Substantial Completion of Tenant’s Improvements for the Expansion Premises, Landlord and Tenant shall execute the Acceptance of Premises Memorandum (herein so called) in the form attached hereto as Exhibit E; provided, however, that in the event Tenant occupies the Expansion Premises for the purpose of conducting its business therefrom and fails to timely execute an Acceptance of Premises Memorandum, the Premises shall be deemed to be Substantially Complete (as defined in the Work Letter) and suitable for the Permitted Use without Tenant’s execution of an Acceptance of Premises Memorandum.

1.2.3

Occupancy of the Expansion Premises for the Conduct of Business. Tenant shall have no right to occupy any portion of the Expansion Premises for the conduct of business during construction of the Tenant Improvements to the extent such occupancy is prohibited or restricted under applicable law or by applicable insurance requirements. In no event shall the foregoing be deemed to limit the right of Tenant and Tenant’s contractors and consultants to enter upon the Expansion Premises to construct the Tenant Improvements in accordance with the terms of the Work Letter, provided that such entry shall be subject to all terms and conditions of this Lease other than the obligation to pay Rent.

SECTION 1.3 REDELIVERY OF THE PREMISES. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease pursuant to subsection 13.2.2 below, Tenant shall immediately deliver to Landlord the Premises in a safe, clean, neat, sanitary and operational condition, ordinary wear and tear, damage by casualty and/or condemnation and repairs required to be made by Landlord hereunder excepted, together with all keys and parking and access cards. Tenant shall not be obligated to remove improvements, fixtures, cables, cable trays, suite signs, the existing stair case between the 1st and 2nd floors of the Building or any wires or conduits installed in the Premises, all of which shall remain therein and become the property of Landlord. Tenant shall not be obligated to restore the Premises to a shell condition. Upon the expiration or earlier termination of this Lease, Tenant shall have the right to remove, and, at Landlord’s request, shall remove, all fixtures in the Premises that are above Building Standard, such as, but not limited to, raised floors, UPS systems, back-up generators, and supplemental HVAC units, and Tenant shall be required to remove and repair any staircases constructed and installed by Tenant in the Premises, and Tenant shall have the obligation to restore all slab penetrations made by Tenant with respect to such staircases.

SECTION 1.4 HOLDING OVER. In the event Tenant retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. In such event, Tenant shall be subject to immediate eviction and removal and shall pay Landlord as rent for the period of such holdover an amount equal to one and one-half (1-

Tenant Name: Alkami Technology

Building Name: Granite Park Three

1/2) times the Basic Annual Rent and 100% of the Additional Rent (each as hereinafter defined) in effect immediately preceding expiration or termination, as applicable, which payments shall be due and payable on or before the first (1st) day of each month during any holdover period. Tenant shall also pay any actual damages sustained by Landlord as a result of such holdover but Tenant shall not be liable for punitive or exemplary damages. Further, in the event Landlord notifies Tenant that Landlord has agreed to lease the Premises (or a portion thereof) to another tenant, and Tenant continues to occupy the Premises (or any such portion thereof) for a period of sixty (60) days after the date of delivery of such notice to Tenant, Tenant shall pay all consequential damages sustained by Landlord as a result of such continued holdover by Tenant.

ARTICLE 2

RENT

SECTION 2.1 BASIC RENT. Tenant shall pay as annual rent for the Premises the product of the Premises Rentable Area times the annual rate per square foot of Premises Rentable Area shown in the Basic Lease Information (such product is herein called “Basic Annual Rent”). The Basic Annual Rent shall be payable in monthly installments equal to the applicable Basic Monthly Rent shown in the Basic Lease Information, and the monthly installments of Basic Annual Rent shall be due in advance, without demand, offset or deduction, commencing on the Commencement Date and continuing on the first (1st) day of each calendar month thereafter unless otherwise provided herein. If the Commencement Date occurs on a day other than the first day of the calendar month, the Basic Monthly Rent for such partial month shall be prorated. All payments shall be payable to Landlord and sent to the payment address or routing number provided to Tenant by Landlord. All payments shall be in the form of check, ACH or wire transfer, provided that payment by check shall not be deemed made if the check is not duly honored with good funds.

SECTION 2.2 ADDITIONAL RENT.

2.2.1	Definitions. For purposes of this Lease, the following definitions shall apply:

(a)

“Additional Rent” shall mean the sum of: (i) Tenant’s Share multiplied by the Operating Expenses (hereinafter defined) and Taxes (hereinafter defined) for the calendar year in question, plus (ii) Tenant’s Share multiplied by all costs incurred by Landlord to supply electricity to the Property, as determined in good faith by Landlord, less any separately submetered electricity (“Electrical Expenses”), plus (iii) any applicable rental, excise, sales, transaction, business activity tax or levy, imposed upon or measured by the rental required to be paid by Tenant under this Lease during the calendar year in question. (“Rental Tax”).

(b)

“Operating Expenses” shall mean all of the costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the Property for a particular calendar year or portion thereof, as reasonably determined by Landlord in accordance with sound accounting principles and all taxes thereon, including, without limitation, (1) all costs of maintaining (but not initially obtaining) and managing the Building or any part thereof to be sustainable and conform with the USGBC’s LEED rating system (as the same may be modified or updated and as applicable to the Building) or such

Tenant Name: Alkami Technology

Building Name: Granite Park Three

other sustainability or “green building” certification system as may be selected by Landlord from time to time (individually and collectively “LEED Certification”), (2) management fees (“Management Fees”) payable to the property management company managing the Property (the “Property Manager”), which Property Manager may be an affiliate of Landlord, not to exceed three percent (3%) of the gross revenue for the Building, (3) the cost of any improvements made to the Common Areas (including the Garage) or Service Corridors of the Property (or all portions of the Property to the extent such law or regulation is applicable to office buildings generally) by Landlord that are required under any governmental law or regulation (“Law”), including the provisions of Tex. Gov’t Code Ann §§ 469.001-469.208 and the provisions of the American With Disabilities Act of 1990, 42 U.S.C. §§12101-12213 (collectively, the “Disability Acts”), which was not promulgated, or which was promulgated but was not applicable to the Building, as of the Commencement Date, amortized on a straight-line basis over such period as Landlord shall reasonably determine (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate which is equal to the sum of two percent (2%) per annum plus the annual “Prime Rate” published by The Wall Street Journal in its listing of “Money Rates,” or if such rate is no longer published, a comparable rate of interest listed in a nationally circulated publication reasonably selected by Landlord, provided that such sum may in no event exceed the maximum interest allowed to be contracted for under applicable law (such sum is herein called the “Amortization Rate”), and (4) the cost of any other equipment installed in, or capital improvement made to, the Building to the extent such equipment reduces Operating Expenses or if such equipment increases energy efficiency and/or decreases the Building’s use of natural resources or eliminates waste of same but only to the extent the cost of such equipment is paid as part of operating expenses by tenants at Comparable Buildings, amortized over such period as is reasonably determined by Landlord (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate which, on the date the device or equipment in question is fully installed, is equal to the Amortization Rate. Notwithstanding the foregoing, the term Operating Expenses shall not include those costs listed on Rider 2 attached hereto.

(c)

“Taxes” shall mean (i) all real estate taxes and other taxes or assessments which are levied with respect to the Property or any portion thereof for each calendar year (but excluding any penalties thereon), (ii) the so-called “Texas Margin Tax” under Chapter 171 of the Texas Tax Code, and (iii) any tax, surcharge or assessment, however denominated, including any excise, sales, capital stock, assets, franchise, transaction, business activity, privilege or other tax (other than Rental Tax), which is imposed upon Landlord or the Property expressly as a supplement to or in lieu of real estate taxes, and (iv) the costs and expenses of a consultant, if any, or of contesting the validity or amount of any tax, surcharge or assessment described in clause (i) or (ii) above; excluding, however, (A) penalties and interest thereon, (B) federal and state taxes on net income, (C) except as provided in clauses (ii) and (iii) above, franchise, succession or transfer taxes, or estate or inheritance taxes, (D) payroll taxes, or (E) except as provided in clauses (ii) and (iii) above, taxes computed upon the basis of the net income derived by Landlord from the Property (or any portion thereof).

Tenant Name: Alkami Technology

Building Name: Granite Park Three

2.2.2

Gross-Up. If the Building is not 95% occupied during any calendar year or partial calendar year or if Landlord is not supplying services to 95% of the total square footage of Building Rentable Area at any time during a calendar year or partial calendar year, Operating Expenses and Electrical Expenses shall be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the square footage of Building Rentable Area during that calendar year; provided, however, that Landlord agrees that Landlord will not collect or be entitled to collect Operating Expenses and Electrical Expenses from all of its tenants of the Building in an amount which is in excess of one hundred percent (100%) of the Operating Expenses and Electrical Expenses actually paid or incurred by Landlord in connection with the operation of the Property. The extrapolation of Operating Expenses and Electrical Expenses under this subsection 2.2.2 shall be performed by Landlord by adjusting Electrical Expenses and the cost of those components of Operating Expenses that are impacted by changes in the occupancy of the Building, including, without limitation, janitorial services and management fees.

2.2.3

Payment Obligation. In addition to the Basic Rent specified in this Lease, Tenant shall pay to Landlord the Additional Rent in monthly installments as hereinafter provided. Thirty (30) days prior to the Commencement Date, Landlord shall give Tenant written notice of Tenant’s estimated Additional Rent for the remainder of the calendar year in which the Commencement Date occurs and the amount of the monthly installment of Additional Rent due for each month during such year. Landlord shall use reasonable efforts to provide Tenant with written notice of Tenant’s estimated Additional Rent for each calendar year thereafter and the amount of the monthly installment of Additional Rent due for such year by December 1 of the preceding calendar year (or as soon thereafter as is reasonably possible). Landlord shall have the right to adjust Tenant’s estimated Additional Rent once during any calendar year if Landlord reasonably believes Operating Expenses, Electrical Expenses and/or Taxes have increased (or are likely to increase) during such year. Beginning on the Commencement Date and continuing on the first day of each month thereafter, Tenant shall pay to Landlord the applicable monthly installment of Additional Rent, without demand, offset or deduction except as otherwise provided herein, provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis. Notwithstanding the foregoing, payments of Additional Rent (other than Electrical Expenses) shall be abated as to the Expansion Premises and the Extension Premises, respectively, when the monthly Basic Rent payments are abated as set forth above in the Basic Lease Information.

(a)

Within ninety (90) days after the end of each calendar year or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Additional Rent for the applicable calendar year. If Tenant’s total monthly payments of estimated Additional Rent for the applicable year are less than Tenant’s actual Additional Rent, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant’s total monthly payments of estimated Additional Rent for the applicable year are more than Tenant’s actual Additional Rent, then Landlord shall pay such amount to Tenant or, at Tenant’s option, credit against the next Additional Rent payment or payments due from Tenant the amount of such overpayment. This provision shall survive the expiration or earlier termination of this Lease with respect to the calendar year in which the Expiration Date or termination occurs.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

(b)

Within ninety (90) days after the Expiration Date or termination date of this Lease or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement (the “Final Additional Rent Statement”) showing Tenant’s actual Additional Rent for the period beginning January 1 of the year in which the Expiration Date or termination date occurs and ending on the Expiration Date or termination date (such period is herein called the “Final Additional Rent Period”). Landlord shall have the right to provide a good faith estimate of the actual Operating Expenses, and Additional Rent allocable to the Final Additional Rent Period which are not determinable within such ninety (90) day period. If the aggregate of Tenant’s monthly payments of estimated Additional Rent for the Final Additional Rent Period are less than Tenant’s actual Additional Rent for such period as set forth in the Final Additional Rent Statement, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant’s monthly payments of estimated Additional Rent for the Final Additional Rent Period are more than Tenant’s actual Additional Rent for such period as set forth in the Final Additional Rent Statement, Landlord shall pay to Tenant the amount of such excess payments, less any amounts then owed to Landlord.

(c)	Tenant shall have the right to audit Landlord’s books and records in accordance with Rider 6 attached hereto.

2.2.4

Real Estate Tax Protest. With regard to Section 41.413 of the Texas Tax Code, Tenant hereby waives its rights under the provisions of Section 41.413 of the Texas Tax Code (or any successor thereto). In consideration therefor, Landlord agrees to contest Taxes assessed against the Premises and/or the Building where and to the extent a reasonably prudent property owner of comparable property would do so if the owner itself had to pay all property taxes without reimbursement by tenants.

SECTION 2.3 RENT DEFINED AND NO OFFSETS. Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as “Rent”. Each payment of Rent shall be paid by Tenant when due, without prior demand therefor (with respect to Basic Annual Rent and Additional Rent only) and without deduction or setoff, except as expressly provided herein.

SECTION 2.4 LATE CHARGES; INTEREST RATE. If any Rent under this Lease shall not be paid within five (5) business days following written notice from Landlord that the same is delinquent, a “Late Charge” of five cents ($0.05) per dollar so overdue may be charged by Landlord to defray Landlord’s administrative expense incident to the handling of such overdue payments. Furthermore, any amount due from Tenant to Landlord which is not paid within ten (10) business days following written notice from Landlord that the same is due shall bear interest at the lower of (i) 10% per annum or (ii) the highest rate from time to time allowed by applicable law (the “Default Rate”), from the date such payment is due until paid.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

ARTICLE 3

SECURITY DEPOSIT

SECTION 3.1 SECURITY DEPOSIT. If a Security Deposit is specified in the Basic Lease Information, Tenant will pay Landlord on the Date of Lease such Security Deposit as security for the performance of the terms hereof by Tenant. Tenant shall not be entitled to interest thereon and Landlord may commingle such Security Deposit with any other funds of Landlord. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. If a Default by Tenant shall occur under this Lease, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, including, without limitation, costs and attorneys’ fees incurred by Landlord to recover possession of the Premises. If Landlord shall use, apply or retain all or any part of the Security Deposit as provided for above, Tenant shall restore the Security Deposit to the amount set forth in the Basic Lease Information within thirty (30) days after receipt of notice from Landlord. If Tenant shall perform its obligations under this Lease, and no uncured Default by Tenant shall be existing as of the Expiration Date, the Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date.

SECTION 3.2 LETTER OF CREDIT. The Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (“Letter of Credit”) in a form and content reasonably satisfactory to Landlord, and issued by a national bank reasonably satisfactory to Landlord. The Letter of Credit shall either (i) expire on the date which is thirty (30) days after the Expiration Date (the “LC Date”) or (ii) be automatically self-renewing (i.e., an “evergreen” letter of credit), until Landlord shall be required to return the Letter of Credit to Tenant pursuant to the terms of this Lease. In the event the issuing national bank shall either fail to renew such an “evergreen” Letter of Credit at least thirty (30) days prior to the expiration date thereof, or at any time advise Landlord that it will no longer renew such Letter of Credit, a renewed or replacement Letter of Credit shall be delivered to Landlord no later than fifteen (15) days prior to the expiration of the Letter of Credit then held by Landlord, and in the event Landlord fails to timely receive the renewed or replacement Letter of Credit, Landlord shall have the right to immediately draw down the full amount of the Letter of Credit and hold the proceeds thereof as cash security in accordance with the provisions of this Article 3. If Default by Tenant shall occur under this Lease, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, draw down on and use, apply or retain the whole or any part of the Letter of Credit for the payment of any Rent or any other sum then due and payable to Landlord under this Lease or then in default or to compensate Landlord for any other loss or damage which Landlord may suffer (to the extent permitted to be recovered by Landlord under this Lease) by reason of such Default by Tenant, including, without limitation, reasonable costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises (any such amount retained by Landlord (as opposed to then used or applied) shall be held as cash security in accordance with the provisions of this Article 3). In the event of a transfer of Landlord’s interest in the Property, Landlord shall transfer the Letter of Credit to the transferee, and Tenant and the issuer shall thereafter be bound to the transferee

Tenant Name: Alkami Technology

Building Name: Granite Park Three

under the terms of the Letter of Credit. This provision shall apply to every transfer or assignment made of the Letter of Credit to a new landlord. The Letter of Credit shall not be assigned (except in connection with a permitted assignment of this Lease) or encumbered by Tenant and any attempted assignment or encumbrance by Tenant in violation thereof shall be void.

SECTION 3.3 REDUCTION/RETURN. Notwithstanding anything to the contrary contained in this Article 3, provided no Default by Tenant under this Lease then-exists as of September 1, 2021, the amount of the Letter of Credit shall be reduced by $283,333.33 of the full amount of the Letter of Credit. Likewise, on September 1, 2022, provided no Default by Tenant under this Lease then-exists, the then outstanding amount of the Letter of Credit shall be further reduced by $283,333.33 of the full amount of the Letter of Credit. Further, the Letter of Credit will be reduced to an amount equal to $283,333.33 in the event of: (i) the closing of a Qualified Public Offering (hereinafter defined) or (ii) the achievement by Tenant of Twenty Million and No/100 Dollars ($20,000,000.00) in positive earnings before interest, tax, depreciation and amortization for any trailing twelve (12) month period. The term “Qualified Public Offering” shall mean a completed public offering of Tenant’s common stock under the Securities Act of 1933, as amended, with aggregate gross proceeds to Tenant and stockholders participating therein, if any, of not less than Fifty Million and No/100 Dollars ($50,000,000.00).

ARTICLE 4

OCCUPANCY AND USE

SECTION 4.1 USE OF PREMISES.

4.1.1

General. The Premises shall, subject to the remaining provisions of this Section, be used solely for the Permitted Use. Without limiting the foregoing, Tenant shall comply with all laws, statutes, ordinances, orders, permits and regulations affecting Tenant’s use and occupancy of the Premises. Tenant will not do or permit anything which may disturb the quiet enjoyment of any other tenant of the Property. Tenant shall not permit the occupancy of the Premises to exceed a ratio of more than one (1) person per 150 square feet of Premises Rentable Area.

4.1.2

Landlord’s Compliance Obligation. Landlord shall comply with all laws, statutes, ordinances, orders and regulations relating to the Property (exclusive, however, of those with which Tenant is obligated to comply by reason of subsection 4.1.1) as of the Date of Lease. Landlord shall be responsible for compliance with the Disability Acts in the Common Area, Service Corridors and Service Areas.

4.1.3	Hazardous and Toxic Materials.

(a)

For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals (individually and collectively, “Hazardous or Toxic Materials”) under then-current applicable governmental laws, rules or regulations or that are subject to any right-to-know laws or requirements (individually and collectively, “Environmental Laws”).

Tenant Name: Alkami Technology

Building Name: Granite Park Three

(b)

Tenant shall not knowingly incorporate into, or use or otherwise place or dispose of at the Premises or any other portion of the Property, any Hazardous or Toxic Materials, except for use and storage of cleaning and office supplies used in the ordinary course of Tenant’s business and then only if (i) such materials are in small quantities, properly labeled and contained, and (ii) such materials are handled and disposed of in accordance with Laws. If Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph (b) of this subsection 4.1.3 or otherwise contaminate the Premises or the Property, then, at Landlord’s election, either Tenant or Landlord shall clean, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards (the “Remediation Work”). In the event Tenant performs such work, Tenant shall repair any damage to the Premises or the Property (collectively with the Remediation Work, “Tenant’s Environmental Corrective Work”) in such period of time as may be reasonable under the circumstances after written notice by Landlord. In the event Landlord performs the Tenant’s Environmental Corrective Work, within thirty (30) days after receiving an invoice, Tenant shall reimburse Landlord for the costs incurred by Landlord to perform such Tenant’s Environmental Corrective Work. Tenant’s obligations under this subsection 4.1.3(b) shall survive the expiration or earlier termination of this Lease.

(c)

Landlord has no current knowledge of the presence of, and Landlord shall not knowingly dispose of at the Premises or any other portion of the Property, any Hazardous or Toxic Materials. In the event that Hazardous or Toxic Materials are discovered on the Property, and the same do not exist on the Property as a result of Tenant’s actions or the actions of Tenant’ agents, employees or contractors, Landlord shall remediate the same in accordance with the standards above in subsection 4.1.3(b), at Landlord’s sole cost and expense. If mold is found at the Property, and such mold was not created by Tenant, Landlord shall cause such mold to be removed from the Project as soon as reasonably possible.

SECTION 4.2 RULES AND REGULATIONS. Tenant will use best efforts to comply with all reasonable rules and regulations applying to tenants in the Building and the Garage (the “Rules and Regulations”) as may be adopted and uniformly applied from time to time by Landlord for (a) the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building and at the Property, and (b) the increase in energy efficiency of the Building and the Property. Landlord reserves the right, without approval from Tenant, to rescind, supplement and amend any Rules and Regulations so long as any change in the Rules and Regulations is otherwise uniformly applied and does not materially diminish the rights granted to Tenant in this Lease or materially increase Tenant’s obligations under this Lease. The Rules and Regulations in effect on the date hereof are attached hereto as Exhibit C and included in Exhibit F to this Lease. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. In the event of any conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall prevail. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations. Notwithstanding the foregoing, so long as Tenant utilizes finishes that are at least Building Standard quality, Tenant shall not otherwise be required to comply with Landlord’s LEED and related sustainability programs, but Tenant’s maintenance methods and disposal of waste by Tenant must be in compliance with all applicable Laws.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

SECTION 4.3 ACCESS. Without being deemed guilty of an eviction of Tenant and without abatement of Rent so long as Landlord does not unreasonably disturb Tenant’s business operations in the Premises, Landlord and its authorized agents shall have the right to enter the Premises during Normal Business Hours upon reasonable notice to Tenant, which notice may be oral, to inspect the Premises, to show the Premises to prospective lenders or purchasers, and to fulfill Landlord’s obligations or exercise its rights (including without limitation Landlord’s Reserved Right [as hereinafter defined]) under this Lease and, during the last six (6) months of the Term, to show the Premises to prospective tenants. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant’s vaults and safes.

SECTION 4.4 QUIET POSSESSION. Provided no Default (as hereinafter defined) by Tenant is then existing, Tenant shall have the quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

SECTION 4.5 PERMITS. Landlord shall obtain the certificate of occupancy (or its equivalent), if any, required for Tenant’s occupancy of the Premises following construction of Tenant’s Improvements. If any additional governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall procure and thereafter maintain such license or permit. Additionally, if any subsequent alteration or improvement is made to the Premises by Tenant, Tenant shall, at its expense, take all actions to procure any such modification or amendment or additional permit.

ARTICLE 5

UTILITIES AND SERVICES

SECTION 5.1 SERVICES TO BE PROVIDED.

Landlord agrees to furnish to the Premises the utilities and services described in subsections 5.1.1 through 5.1.7 below. As used in this Lease, “Normal Business Hours” shall mean 7:00 A.M. to 7:00 P.M. Monday through Friday, and, if requested by Tenant, 8:00 A.M. to 1:00 P.M. Saturday, except for New Year’s Day, Memorial Day, July 4, Labor Day, Thanksgiving Day and Christmas Day and any other national holiday observed by most businesses in Comparable Buildings (as hereinafter defined).

5.1.1

Elevator Service. Landlord shall provide automatic elevator facilities comparable to those provided in Comparable Buildings during Normal Business Hours, except during emergencies, and shall have at least two elevators available for use at all other times. Tenant shall have the right to restrict elevator access to Tenant’s single-tenant floors via card key or similar devices installed by Landlord which are compatible with Landlord’s security system within each elevator cab. During the construction of Tenant’s Improvements and Tenant’s initial move-in into the Premises or otherwise as needed, Landlord will make the freight elevator available to Tenant after Normal Business Hours at no additional charge to Tenant.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

5.1.2

Heat and Air Conditioning. During Normal Business Hours, Landlord shall ventilate the Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is customary in Class A office buildings of comparable size and quality to, and in the general vicinity of, the Building (“Comparable Buildings”), with such adjustments as may be reasonably necessary for the comfortable occupancy of the Premises, subject to events of force majeure and any governmental requirements, ordinances, rules, regulations, guidelines or standards relating to, among other things, energy conservation. Upon reasonable advance request from Tenant (which may be by telephone or e-mail), Landlord shall make available to the Premises, at Tenant’s expense, heat or air conditioning during periods in addition to Normal Business Hours. Tenant shall submit to Landlord a list of all personnel who are authorized to make such requests. During the first twelve (12) months of the initial Term of the Lease, the minimum charge and the hourly rate for the use of after-hours heat or air conditioning shall be $50.00 per hour per floor with a two (2) hour minimum. Thereafter the charge may be increased from time to time by Landlord to reflect actual increases in electricity costs.

5.1.3	Electricity.

(a)

Landlord shall furnish electrical power up to 4.5 watts per square foot demand load, at all times during the Term, exclusive of the Building’s HVAC system and “house” loads. Tenant shall have the right to allocate and distribute such aggregate capacity throughout the Premises as it so desires. Landlord shall use commercially reasonable efforts to furnish such electrical power in a cost-effective and environmentally responsible manner using environmentally responsible equipment, fixtures and supplies. Landlord shall furnish to the Premises electrical power for Tenant’s lighting in compliance with the governing energy code. Additionally, Landlord shall furnish 120 volt power to the Premises for electrical outlets to operate Tenant’s standard office equipment and the equipment to be installed in the Premises pursuant to the Tenant’s Improvements (as defined in the Work Letter). Any additional electrical power required above (i) an average of 4.7 kilowatts per square foot of Premises Rentable area at rated capacity, (ii) by any single piece of equipment that is not standard office equipment, or (iii) 120 volts will be considered excess electrical consumption (“Excess Electrical Consumption”) and will be separately measured by Submeters (“Submeters”) at Tenant’s expense. The actual cost of such electrical usage as measured by such Submeters (“Excess Electrical Cost”, as hereinafter defined) shall be paid by Tenant. Landlord agrees that Tenant may operate dedicated data/server rooms within the Premises and that all electrical usage of such rooms requiring supplemental air will be separately submetered at Tenant’s expense and the electrical usage, as measured by such Submeters shall be paid by Tenant as Excess Electrical Cost.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

(b)

Landlord may, from time to time at Landlord’s sole cost (except as stated below), engage a reputable consultant to conduct a survey of electrical usage within the Premises (a “Consumption Survey”) or install one or more submeters (“Submeters”) to measure electrical usage within the Premises or a particular floor of the Premises. If the Consumption Survey or Submeters reflect Excess Electrical Consumption, then (i) Tenant shall be responsible for the costs of the Consumption Survey and/or Submeters, (ii) Tenant shall pay to Landlord, as Rent, the product (A) the kilowatts of Excess Electrical Consumption during the period in question times (B) the cost per kilowatt of electricity charged to Landlord by the public utility for electricity consumed at the Property during such period (such product is herein called the “Excess Electrical Cost”), and (iii) Landlord shall have the right to install, at Tenant’s expense, permanent Submeters to measure the electrical consumption within the Premises. If Landlord installs permanent Submeters as permitted hereunder, Tenant shall, from time to time thereafter within thirty (30) days after receiving an invoice from Landlord, pay to Landlord any Excess Electrical Cost reflected by such Submeters and all costs incurred by Landlord to maintain, repair and read the Submeters. At Tenant’s option and at Tenant’s sole cost, Tenant may install submeters to measure the electrical usage within the Premises on single tenant floors in which case Tenant shall pay (1) 100% of any separate submeter charges allocated to the Premises and any of Tenant’s equipment located outside the Premises and (2) Tenant’s Share of Electrical Expenses for the Common Areas and Service Areas.

5.1.4	Water. Landlord shall furnish to the Premises at all times cold water for drinking and cleaning and hot and cold water for lavatory and kitchen (if applicable) purposes only.

5.1.5

Janitorial Services. Landlord shall provide janitorial services after Normal Business Hours to the occupied portion of the Premises in accordance with the specifications set forth on Rider 8 hereto; including washing of the interior and exterior of the windows in the Premises no less often than twice per year. Landlord shall provide ice and snow removal services on the exterior portions of the Property.

5.1.6	Maintenance. Landlord shall perform the repair and maintenance obligations set forth in Section 6.1.

5.1.7

Bulbs and Ballasts. As necessary, Landlord shall install and replace (a) bulbs and ballasts for the lighting fixtures in the Premises which are standard for the Building and (b) all bulbs, ballasts and fixtures in the Common Areas. Landlord shall also install and replace bulbs and ballasts for fixtures which are not standard for the Building (“Non-Building Standard”), provided Tenant shall pay Landlord’s standard charge therefor. All amounts due under this Section for such Non-Building Standard bulbs and ballasts shall be paid to Landlord within thirty (30) days after receipt of an invoice therefor.

5.1.8

Security; Property Management. Landlord shall provide first class security equipment, personnel, procedures and systems (including closed circuit video monitoring, card key access to the Building and Garage, and other contemporary security systems utilized in Comparable Buildings) for the Property, and maintain such systems in good working order

Tenant Name: Alkami Technology

Building Name: Granite Park Three

at all times. In addition, Landlord shall provide a Building lobby attendant or lobby on-site security guard during Normal Business Hours (such guard shall be available to escort Tenant’s employees to their vehicles) and a combination of either or both remote monitored security and on-site security at all times, and property management during Normal Business Hours with a 24-hour emergency contact number.

5.1.9	Access. Tenant shall have access to the Premises twenty-four (24) hours a day seven (7) days a week, provided access after Normal Business Hours shall be limited to card-key access.

5.1.10

Fire Stairs. Tenant shall have the right to use the fire stairs connecting the floors of the Premises as convenience stairs. Subject to Landlord’s approval of the applicable plans for the system, Tenant shall have the right to install an internal security system, which system can tie into a relay system that is tied to the Building’s security and fire alarm systems.

5.1.11

Cable Riser. Landlord will provide, at no additional cost to Tenant, access to and use of a pathway at least four (4) inches in diameter within the Building for cable for Tenant’s telecommunications systems, including but not limited to voice, video, data, and other telecommunications services provided over wire, fiber optic, microwave, wireless and other transmission systems, for Tenant’s telecommunications to, from and within the Premises.

SECTION 5.2 ADDITIONAL SERVICES. In addition to the charges set forth in subsections 5.1.2 and 5.1.3(b), Landlord may impose a reasonable charge for any other services provided by Landlord by reason of any use of the services in excess of the levels or quantities or at the times that Landlord agrees herein to furnish, including, but not limited to, cooling or ventilating for Tenant’s telephone equipment, computers or other equipment.

SECTION 5.3 SERVICE INTERRUPTION.

5.3.1

Service Interruption/Waiver of Landlord Liability. Except as provided in subsection 5.3.2 below, Tenant shall not be entitled to any abatement or reduction of Rent by reason of, interruption of any of the foregoing services when such interruption is caused by circumstances beyond Landlord’s reasonable control, nor shall any such interruption be construed as an eviction (constructive or actual) of Tenant or as a breach of the implied warranty of suitability, or relieve Tenant from the obligation to perform any covenant or agreement herein and in no event shall Landlord be liable for damage to persons or property (including, without limitation, business interruption), or be in default hereunder, as a result of any such interruption or results or effects thereof.

5.3.2

Limited Right to Abatement of Rent and Lease Termination. In the event of an Essential Service Failure which prevents Tenant from using the applicable portion(s) of the Premises in a manner reasonably comparable to that used by Tenant prior to such Essential Service Failure for any period (other than a reconstruction period conducted pursuant to Section 7.1 or Article 8 below) exceeding five (5) business days after written notice by Tenant to Landlord, Tenant shall be entitled to a fair abatement of Rent for any such portion of the Premises from the expiration of such five (5) business day period until such portion is again

Tenant Name: Alkami Technology

Building Name: Granite Park Three

fit for occupancy. In addition, commencing on the one hundred and eightieth (180th) day of any Essential Service Failure (defined below) whether or not within the control of Landlord (but excluding fire or other casualty), unless Tenant caused the Essential Service Failure, Tenant will be entitled to terminate the Lease upon thirty (30) days written notice to Landlord, but if Landlord permanently cures the Essential Service Failure within such thirty (30) day period, then the termination will be void. “Essential Service Failure” means the interruption, suspension or termination of one or more of the following specified services: ventilation, heating and air-conditioning, access to the Building and/or the Premises and/or the Garage (including elevator service), water, sewer service, and electricity.

SECTION 5.4 TELECOMMUNICATION EQUIPMENT. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and Landlord may not charge such provider a fee to install such lines or equipment within the Building.

ARTICLE 6

MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1 LANDLORD’S OBLIGATION TO MAINTAIN AND REPAIR. Landlord shall repair and maintain, in a first-class condition consistent with the standards of similar new Comparable Buildings (“Class A Standard”), the exterior walls, roof, foundation, windows and structural and load bearing elements of the Property, the mechanical, HVAC (other than supplemental HVAC to be maintained and repaired by Tenant as set forth below), plumbing, elevator and other Building systems, the Common Areas, and all portions of the Premises (other than (a) any items installed by or on behalf of Tenant (including as part of Tenant’s Improvements) which exceed Building Standard items, (b) all appliances, including ice makers, dishwashers, disposals, and refrigerators, data and phone cabling, office and kitchen furniture, computer equipment and systems, phone equipment and systems, copy machines and other similar office equipment and systems in the Premises, (c) supplemental HVAC, (d) Tenant’s satellite dishes and antennae, if any, and (e) items requiring repair as a result of Tenant’s negligence [collectively, the “Tenant Required Items”]), in good condition and repair consistent with the Class A Standard and in compliance with all Laws, including the Disabilities Acts. As between Landlord and Tenant, Landlord shall be responsible for all repairs, replacements and maintenance in and to the Building that is not otherwise made Tenant’s obligation hereunder.

SECTION 6.2 TENANT’S OBLIGATION TO MAINTAIN AND REPAIR.

6.2.1

Tenant’s Obligation. Tenant shall, at Tenant’s sole cost and expense, maintain and keep the Tenant Required Items in good repair and condition, ordinary wear and tear excepted. All repairs and replacements performed by or on behalf of Tenant shall be performed diligently, in a good and workmanlike manner and in accordance with applicable governmental laws, rules, and regulations, including the Disabilities Acts.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

6.2.2

Rights of Landlord. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain and repair the Premises in good order, condition and repair, and such failure continues for ten (10) business days following Landlord’s written notice thereof, Landlord shall have the right to perform such maintenance, repairs and replacements upon twenty-four (24) hours’ notice to Tenant (which notice may be written or oral), and Tenant shall pay Landlord, as additional Rent, the actual reasonable cost thereof plus a construction management fee of five percent (5%) of such cost.

SECTION 6.3 IMPROVEMENTS AND ALTERATIONS.

6.3.1 Landlord’s Construction Obligations. Landlord’s sole construction obligations under this Lease are as set forth in Exhibit D attached hereto.

6.3.2

Alteration of Building. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s use and occupancy of the Premises for Tenant’s normal business operations (and Landlord uses commercially reasonable efforts to minimize the extent and duration of any interference with Tenant’s use and occupancy of the Premises for Tenant’s normal business operations and Tenant’s use of the Common Areas and the Garage), Landlord shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Property (including, without limitation, structural elements and load bearing elements within the Premises and to enclose and/or change the arrangement and/or location of driveways or parking areas or landscaping or other Common Areas of the Property), all without being held guilty of an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of Rent (the “Reserved Right”). When exercising the Reserved Right, Landlord will interfere with Tenant’s use and occupancy of the Premises as little as is reasonably practicable. Notwithstanding the foregoing, Landlord may not install any temporary or permanent signage or banners that block the windows of the Premises.

6.3.3

Alterations and Installations by Tenant. Tenant shall have the right, following the delivery of written notice to Landlord, at Tenant’s own expense, to make renovations to the interior of the Premises which do not affect the Building Structure or Building Systems, and do not exceed $100,000.00 (in the aggregate) in cost in any twelve (12) month period. Further, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed, Tenant shall have the right to make cosmetic alterations to the fire stairs between the floors of the Premises. Except as set forth above in this subsection 6.3.3, Tenant shall not, without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed, make any alterations to the Premises or the structure of the Building or that are on, or visible from, the exterior of the Premises (all such alterations are herein collectively referred to as “Installations”). All work performed by Tenant or its contractor relating to the Installations shall be performed diligently and in a good and workmanlike manner, and shall conform to applicable governmental laws, rules and regulations, and all rules for performing work in the Building. Upon completion of the Installations, Tenant shall deliver to Landlord “as built” plans in a format acceptable to Landlord. If Landlord performs any Installations in the Premises after completion of the Tenant’s Improvements (as defined in the Work Letter), Tenant shall pay Landlord, as additional Rent, the cost thereof plus a construction management fee of three percent (3%)

Tenant Name: Alkami Technology

Building Name: Granite Park Three

of the hard costs thereof; provided, however, the Construction Management Fee (as defined in the Work Letter) shall apply to the initial Tenant’s Improvements. All Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless prior to construction of the Installations and as a condition of Landlord’s approval thereof, Landlord notifies Tenant in writing that same be removed by Tenant at Tenant’s sole cost and expense upon termination or expiration of this Lease. Landlord will have the right to periodically inspect the work on the Premises and may require changes in the method or quality of the work if necessary to cause the work to comply with the requirements of this Lease.

ARTICLE 7

INSURANCE AND CASUALTY

SECTION 7.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING, THE GARAGE OR THE PREMISES.

(a)

Total Destruction. If the Building or the Garage should be totally destroyed by fire or other casualty or if either the Building, the Garage (or any portion thereof) or the Premises should be so damaged that rebuilding or repairs cannot be completed, in Landlord’s reasonable opinion, within one hundred eighty (180) days after commencement of repairs to the Building, the Garage or the Premises, as applicable, Landlord shall within thirty (30) days of the casualty provide written notice of its opinion to Tenant, and either Landlord or Tenant may, at its option, terminate this Lease, in which event Rent shall be abated during the unexpired portion of this Lease effective as of the date of such damage. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within ten (10) days after determining that the repairs cannot be completed within one hundred eighty (180) days. Tenant shall exercise its termination right pursuant to this Section 7.1(a), if at all, by delivering written notice of termination to Landlord within thirty (30) days after being advised by Landlord that the repairs cannot be completed within one hundred eighty (180) days or that the Premises will be unfit for occupancy or inaccessible by reasonable means for at least one hundred eighty (180) days after commencement of repairs to the Building.

(b)

Partial Destruction; Failure to Terminate. If the Building or the Garage and/or the Premises should be partially destroyed by fire or other casualty or if the Building or the Garage and/or the Premises is completely destroyed and neither Landlord nor Tenant elects to terminate this Lease pursuant to Section 7.1(a), then Landlord shall promptly commence (and thereafter pursue with reasonable diligence) preparation of the plans and specifications for the repair of the Building, the Garage and/or the Premises (including improvements therein except as set forth in the next sentence) and thereafter diligently pursue repairing the Building, the Garage and/or the Premises to substantially the same condition which existed immediately prior to the occurrence of the casualty. To the extent the Tenant’s Improvements include any items required to be insured by Tenant under subsection 7.2.1(b) below, Landlord shall have the obligation to repair such items only to the extent the proceeds of such insurance are disbursed to Landlord for such repair.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

(c)

Limitation on Landlord’s Obligations; Abatement of Rent. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personal property, which may have been placed by Tenant within the Building, the Garage or the Premises. Landlord shall allow Tenant a fair diminution of Basic Annual Rent and Additional Rent during the time the Premises are unfit for occupancy; provided, however, if the casualty in question was caused by Tenant, its agents, employees, licensees or invitees, Basic Annual Rent and Additional Rent shall be abated only to the extent Landlord is compensated for such Basic Annual Rent and Additional Rent by loss of rents insurance, if any.

(d)

Termination Resulting from Mortgagee’s Use of Proceeds. Notwithstanding Landlord’s restoration obligation, in the event any mortgagee under a deed of trust or mortgage on the Building and the Garage should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord’s fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant.

(e)

Insurance Proceeds. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building, the Garage or the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

SECTION 7.2 TENANT’S INSURANCE.

7.2.1	Types of Coverage. From and after the date of this Lease, Tenant will carry, at its expense, the insurance set forth in paragraphs (a), (b), and (c) of this subsection.

(a)

Commercial General Liability Insurance. Commercial General Liability Insurance covering the Premises and Tenant’s use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to provide coverage of not less than $2,000,000.00 per occurrence and $2,000,000.00 annual aggregate, with a commercially reasonable deductible. All insurance coverage required under this subsection (a) shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease to the extent such indemnity would be covered by commercial general liability insurance. Additionally, each such policy of insurance required under this subsection shall expressly insure Tenant and, as additional insureds, both Landlord and Property Manager. The coverage required under this subsection 7.2.1(a) may be met with a combination of primary and excess coverages.

(b)

Property Insurance. Property insurance on an all-risk basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all tenant owned fixtures, equipment, and other personal property located in the Premises and endorsed to provide one hundred percent (100%) replacement cost coverage. Such policy will be written in the name of Tenant. If and for so long as Tenant has a tangible net worth (as hereinafter defined) of not less than $20,000,000, Tenant may elect to self-insure for the coverage required under this subsection 7.2.1(b).

Tenant Name: Alkami Technology

Building Name: Granite Park Three

(c)	Worker’s Compensation and Employer’s Liability Insurance. Worker’s compensation insurance together with employer’s liability insurance in an amount not less than as required by Law.

(d)

Hired and Non-Owned Auto Liability Insurance. In the event (i) hired motor vehicle coverage is not included in Tenant’s Commercial General Liability Insurance coverage and (ii) a motor vehicle is hired by Tenant (thus excluding any motor vehicles owned or leased by Tenant’s employees) in connection with its business operation from the Premises, Hired and Non-Owned Auto Liability Insurance covering Tenant and its employees and agents in an amount of at least $500,000 per occurrence.

7.2.2

Other Requirements of Insurance. All such insurance will be issued and underwritten by companies with an AM Best rating of A or better and will contain an endorsement that Tenant’s insurance is primary, to the extent Tenant is required to indemnify Landlord thereunder, in the event of overlapping coverage which may be carried by Landlord. Tenant will endeavor to ensure that such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without the insurance company giving Landlord and Property Manager at least thirty (30) days prior written notice of such cancellation or amendment.

7.2.3

Proof of Insurance. Within fifteen (15) days after the Effective Date of this Lease, but in any event prior to the Commencement Date, Tenant shall deliver to Landlord duly executed, original certificates of such insurance evidencing in-force coverage. Further, no later than two (2) days prior to the expiration of the policy in question, Tenant shall deliver to Landlord a duly executed, original certificate of insurance evidencing the renewal of each insurance policy required to be maintained by Tenant hereunder.

SECTION 7.3 LANDLORD’S INSURANCE.

7.3.1

Property Insurance. From and after the date of this Lease, Landlord will carry a policy or policies of all risk extended coverage insurance covering the Property (excluding property required to be insured by Tenant) endorsed to provide full replacement cost coverage and providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time determine and with any such commercially reasonable deductibles as Landlord may from time to time determine.

7.3.2

Commercial General Liability Insurance. Landlord will carry Commercial General Liability policy or policies covering the Building against claims for personal or bodily injury, or death, or property damage, occurring upon, in or about the Building to afford protection to the limit of not less than $2,000,000 per occurrence, and $2,000,000 annual aggregate. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

7.3.3

Other Requirements. Any insurance provided for in this Section 7.3 may be effected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.

SECTION 7.4 WAIVER OF SUBROGATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS LEASE, LANDLORD AND TENANT EACH HEREBY WAIVES ANY RIGHTS IT MAY HAVE AGAINST THE OTHER (INCLUDING, BUT NOT LIMITED TO, A DIRECT ACTION FOR DAMAGES) ON ACCOUNT OF ANY LOSS OR DAMAGE OCCASIONED TO LANDLORD OR TENANT, AS THE CASE MAY BE (EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY’S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES OR IF THE RELEASED PARTY OR THE RELEASED PARTY’S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES WOULD OTHERWISE BE LIABLE UNDER STRICT LIABILITY), TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROPERTY ARISING FROM ANY RISK (WITHOUT REGARD TO THE AMOUNT OF COVERAGE OR THE AMOUNT OF DEDUCTIBLE) COVERED BY THE ALL RISK FULL REPLACEMENT COST PROPERTY INSURANCE REQUIRED TO BE CARRIED BY TENANT AND LANDLORD, RESPECTIVELY, UNDER SUBSECTION 7.2.1 AND SUBSECTION 7.3.1 ABOVE. The foregoing waiver shall be effective even if either or both parties fail to carry the insurance required by subsection 7.2.1 and subsection 7.3.1 above. If a party waiving rights under this Section 7.4 is carrying an all risk full replacement cost insurance policy in the promulgated form used in the State of Texas and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without limiting the foregoing waivers and to the extent permitted by applicable law, each of the parties hereto, on behalf of their respective insurance companies insuring the property of such party against loss, waive any right of subrogation that such party or Property Manager or its respective insurers may have against the other party or its respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have its insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverage by reason of such waivers.

SECTION 7.5 TENANT’S GENERAL INDEMNITY. TENANT WILL DEFEND, INDEMNIFY, AND HOLD HARMLESS LANDLORD, PROPERTY MANAGER, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM AND AGAINST ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSS, LIABILITIES, JUDGMENTS, COSTS AND EXPENSES, INCLUDING WITHOUT LIMITATION, ATTORNEYS’ FEES AND COURT COSTS (EACH, A “LANDLORD CLAIM”) WHICH ARE SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST LANDLORD OR PROPERTY MANAGER AND ARISE FROM OR IN CONNECTION WITH (I) THE USE OR OCCUPANCY OF THE PREMISES, (II) ANY ACCIDENT, INJURY OR DAMAGE OCCURRING IN OR AT THE PREMISES, OR (III) ANY BREACH BY TENANT OF ANY REPRESENTATION OR COVENANT IN THIS LEASE, INCLUDING WITHOUT LIMITATION, TENANT’S FAILURE TO COMPLY WITH ALL APPLICABLE LAWS. HOWEVER, IF AND TO THE EXTENT LANDLORD IS FOUND TO BE PARTIALLY

Tenant Name: Alkami Technology

Building Name: Granite Park Three

\NEGLIGENT BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE JUDGMENT, LANDLORD SHALL BE RESPONSIBLE FOR PAYING ITS PROPORTION OF THE APPLICABLE DAMAGE AWARD, CALCULATED USING THE PERCENTAGE OF LANDLORD’S NEGLIGENCE AS DETERMINED BY SUCH COURT. TENANT’S INDEMNITY AND HOLD HARMLESS OBLIGATIONS SHALL NOT APPLY TO THE EXTENT OF THE WILLFUL MISCONDUCT, SOLE NEGLIGENCE OR GROSS NEGLIGENCE OF THE PARTIES INDEMNIFIED OR HELD HARMLESS HEREUNDER. FURTHER, SUCH INDEMNIFICATION SHALL NOT INCLUDE ANY LANDLORD CLAIM WAIVED BY LANDLORD UNDER SECTION 7.4 ABOVE.

SECTION 7.6 LANDLORD’S GENERAL INDEMNITY. LANDLORD WILL DEFEND, INDEMNIFY AND HOLD HARMLESS TENANT AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM AND AGAINST ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSS, LIABILITIES, JUDGMENTS, COSTS AND EXPENSES, INCLUDING WITHOUT LIMITATION, ATTORNEY’S FEES AND COURT COSTS (EACH, A “TENANT CLAIM”) WHICH ARE SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST TENANT AND ARISE FROM OR IN CONNECTION WITH (I) ANY ACCIDENT, INJURY OR DAMAGE OCCURRING IN OR AT THE PROPERTY (OTHER THAN IN THE PREMISES), OR (II) ANY BREACH BY LANDLORD OF ANY REPRESENTATION OR COVENANT IN THIS LEASE. HOWEVER, IF AND TO THE EXTENT TENANT IS FOUND TO BE PARTIALLY NEGLIGENT BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE JUDGMENT, TENANT SHALL BE RESPONSIBLE FOR PAYING ITS PROPORTION OF THE APPLICABLE DAMAGE AWARD, CALCULATED USING THE PERCENTAGE OF TENANT’S NEGLIGENCE AS DETERMINED BY SUCH COURT. LANDLORD’S INDEMNITY AND HOLD HARMLESS OBLIGATIONS SHALL NOT APPLY TO THE EXTENT OF THE WILLFUL MISCONDUCT, SOLE NEGLIGENCE OR GROSS NEGLIGENCE OF THE PARTIES INDEMNIFIED OR HELD HARMLESS HEREUNDER. FURTHER, SUCH INDEMNIFICATION SHALL NOT INCLUDE ANY TENANT CLAIM WAIVED BY TENANT UNDER SECTION 7.4.

ARTICLE 8

CONDEMNATION

If the Property or any portion thereof that, in Landlord’s or Tenant’s reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property or the Premises shall be taken or condemned for public purposes, or sold to a condemning authority in lieu thereof, then either party may, at its option, terminate this Lease on the effective date of such taking by delivering written notice thereof to the other party on or before ten (10) days after the effective date of the taking, condemnation or sale in lieu thereof. If neither Landlord nor Tenant elects to exercise such termination right, then this Lease shall continue in full force and effect, provided that if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Premises Rentable Area. Landlord shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the improvements existing at the Property as of the effective date of such taking. Landlord shall receive the entire award (which shall include sales proceeds) payable as a

Tenant Name: Alkami Technology

Building Name: Granite Park Three

result of a condemnation, taking or sale in lieu thereof. Tenant shall, however, have the right to recover from such authority through a separate award (or if no separate claim may be filed under applicable Law, Tenant shall be apportioned a reasonable allocation of Landlord’s award, pari passu, based on the amount which it would have received in a separate award), any compensation as may be awarded to Tenant on account of the loss, if any, to the value of Tenant’s leasehold estate, moving and relocation expenses and depreciation and removal of Tenant’s physical property.

ARTICLE 9

LIENS

Tenant shall keep the Premises and the Property free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant (it being understood that Tenant is not responsible for any liens arising out of the work performed by Landlord or its contractors), and Tenant shall defend indemnify and hold harmless Landlord from and against any and all claims, causes of action, damages and expenses (including reasonable attorneys’ fees) arising from or in connection with any such liens. If Tenant shall not, within thirty (30) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance required by Law, Landlord shall have, in addition to all other remedies provided herein and by Law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All reasonable amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 2.4 above.

ARTICLE 10

TAXES ON TENANT’S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against any personal property or trade or other fixtures placed by Tenant in or about the Premises.

ARTICLE 11

SUBLETTING AND ASSIGNING

SECTION 11.1 SUBLEASE AND ASSIGNMENT. Except as otherwise permitted herein and by this Article 11 and Rider 7 attached hereto, Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any person or business entity, or any combination thereof, other than Tenant, without the prior written consent of Landlord. The foregoing sentence shall not apply to nor shall such terms and conditions limit the activities of Tenant or an affiliate of Tenant with respect to the following matters: (a) an initial or subsequent public offering or distribution or equity or debt securities by Tenant or an affiliate of Tenant, and/or (b) the sale of equity or convertible debt securities of Tenant or an affiliate in any transaction. Notwithstanding any subletting or assignment by Tenant hereunder or any provision herein to the contrary, Tenant shall remain fully liable for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of

Tenant Name: Alkami Technology

Building Name: Granite Park Three

Tenant to be performed. No assignee, other than pursuant to a Permitted Transfer, or subtenant of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Any assignment made by Tenant shall contain a covenant of assumption by the assignee running to Landlord. All reasonable, actual out of pocket legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant, up to a maximum of $5,000.00, will be paid by Tenant within thirty (30) days of receipt of an invoice from Landlord.

SECTION 11.2 LANDLORD’S RIGHTS. If Tenant desires to sublease any portion of the Premises or assign this Lease, Tenant shall submit to Landlord (a) in writing, the name of the proposed subtenant or assignee, the nature of the proposed subtenant’s or assignee’s business and, in the event of a sublease, the portion of the Premises which Tenant desires to sublease, (b) a current balance sheet and income statement for such proposed assignee (but not any subtenant), (c) a copy of the proposed form of sublease or assignment, and (d) such other information as Landlord may reasonably request (collectively, the “Required Information”). Landlord shall, within seven (7) business days after Landlord’s receipt of the Required Information, deliver to Tenant a written notice (a “Landlord Response”) in which Landlord either (i) consents to the proposed sublease or assignment, or (ii) withholds its consent to the proposed sublease or assignment, which consent shall not be unreasonably withheld, conditioned or delayed so long as Tenant is not in Default hereunder and Landlord has received all Required Information. In the event Landlord fails to provide a Landlord Response within such seven (7) business day period as to a proposed sublease, Landlord shall be deemed to have consented to the proposed sublease, or Landlord fails to provide a Landlord Response within fourteen (14) business days as to a proposed assignment, Landlord shall be deemed to have consented to the proposed assignment. The reason for which Landlord shall be deemed to have reasonably withheld its consent to any sublease or assignment includes but is not limited to (i) Landlord’s determination (in its sole but reasonable discretion) that such subtenant or assignee is not of the character or quality of a tenant to whom Landlord would generally lease space in the Building, (ii) such sublease or assignment conflicts in any manner with this Lease, including, but not limited to, the Permitted Use or Section 4.1 hereof, (iii) the proposed subtenant or assignee is a governmental entity, a school, a training facility, a medical related use or a telemarketing operation, (iv) the proposed subtenant’s or assignee’s primary business is prohibited by an non-compete clause then affecting the Building, or (v) such assignee shall not meet the creditworthiness standards applied by Landlord generally in the selection of tenants for the Building (but taking into consideration the fact that Tenant remains liable under this Lease). Landlord may not consider the following factors in determining whether to consent to an assignment or sublease are: (1) the rental rate or amount to be paid by the assignee or the sublessee (provided that any lower rate or amount than set forth in this Lease shall not reduce Tenant’s rental obligations under this Lease), (2) the amount or location of space being subleased, (3) whether Tenant is utilizing the services of a broker and (4) whether the proposed assignee or sublessee is a tenant or prospective tenant in another building owned by Landlord or an affiliate of Landlord, in whole or in part, directly or indirectly (including through the ownership of equity interests or interest convertible into equity interests) by the Landlord in the Dallas/Fort Worth area.

SECTION 11.3 LANDLORD’S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT. If this Lease is assigned, or while a Default by Tenant then exists, any part of the Premises is sublet, Landlord may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord by Tenant hereunder. Tenant hereby authorizes and directs any such

Tenant Name: Alkami Technology

Building Name: Granite Park Three

assignee or subtenant to make such payment of rent directly to Landlord upon receipt of notice from Landlord, and Tenant agrees that any such payments made by an assignee or subtenant to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or subtenant. No direct collection by Landlord from any such assignee or subtenant shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. In the event the amounts to be paid by the assignee or sublessee in connection with an assignment or subletting exceed the amounts payable by Tenant under this Lease from time to time (including Basic Rent and Additional Rent), after Tenant has first deducted the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys’ fees and expenses, (2) advertising for subtenants or assignees; (3) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (4) Rent paid by Tenant under this Lease for such portion of the Premises from and after the date on which Tenant delivers to Landlord written notice of Tenant’s intent to market the portion of the Premises in question until the rent commencement date of the assignment or sublease in question, Tenant shall be entitled to fifty percent (50%) of such excess and Landlord shall be entitled to receive the remaining fifty percent (50%) of such excess. The foregoing provisions of this Section 11.3 do not apply to a Permitted Transfer. In the event that, following an assignment or subletting, this Lease or the rights and obligations of Tenant hereunder are terminated for any reason, including, without limitation, in connection with default by or bankruptcy of Tenant, Landlord may, at its option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease.

SECTION 11.4 PERMITTED TRANSFER. Notwithstanding anything to the contrary contained in this Article 11 and together with Tenant’s rights under Rider 7 attached hereto, Tenant shall have the right, without the prior written consent of Landlord, to sublease all or a portion of the Premises, to assign this Lease, or transfer control of Tenant (each, a “Permitted Transfer”) to (a) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities; or (b) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets, so long as any such entity continues to use the Premises in accordance with the terms and conditions of this Lease and has a tangible net worth after such merger, consolidation or acquisition that is not less than the lesser of (1) Tenant’s tangible net worth as of the date immediately preceding the date of such acquisition, merger or consolidation or (2) Tenant’s tangible net worth as of the date immediately preceding the effective date of this Lease; provided that in any event (i) no later than the effective date of any such Permitted Transfer, the assignee or sublessee thereunder shall execute documents in form and content reasonably satisfactory to Landlord to evidence such subtenant’s or assignee’s assumption of the obligations and liabilities of Tenant under this Lease, except in the case of any assignment that occurs by operation of law (and without a written assignment) as a consequence of merger, consolidation or non-bankruptcy reorganization; (ii) within five (5) business days after the effective date of the Permitted Transfer, Tenant gives notice thereof to Landlord, which notice shall include the full name and address of the assignee or subtenant thereunder, and a copy of all agreements executed between Tenant and such assignee or subtenant with respect to the Premises and, if applicable, documents and information reasonably satisfactory in form and substance to Landlord to substantiate the tangible

Tenant Name: Alkami Technology

Building Name: Granite Park Three

net worth of any party acquiring by acquisition, merger or consolidation, and (i) within ten (10) business days after Landlord’s request therefor, Tenant provides Landlord with such other documents or information that Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease complies with this Section 11.4. It is agreed that, for purposes of this Lease, the term “tangible net worth” shall mean the excess of total assets over total liabilities, in each case determined in accordance with generally accepted accounting principles, consistently applied, excluding from the determination of total assets all assets which can be classified as intangible assets under generally accepted accounting principles (including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights and franchises).

SECTION 11.5 PERMITTED OCCUPANTS. Notwithstanding anything in this Lease to the contrary, Tenant may permit consultants, contractors, agents, preferential service providers, licensors (such as the operator of Tenant’s copy center and any food vendors), joint venturers and any other person or entity with whom Tenant has an on-going business relationship (each a “Permitted Occupant”) and affiliates to occupy and use a portion of Premises without the written consent of Landlord, provided that Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, and the Permitted Occupant shall comply with the Permitted Use. Permitted Occupants may not occupy more than ten percent (10%) of the Premises Rentable Area.

ARTICLE 12

TRANSFERS BY LANDLORD, SUBORDINATION AND

TENANT’S ESTOPPEL CERTIFICATE

SECTION 12.1 SALE OF THE PROPERTY. In the event of any transfer of title to the Property, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, provided that the transferee expressly assumes in writing all obligations of Landlord hereunder accruing after the date of such transfer and further provided that if a Security Deposit has been made by Tenant, Landlord shall not be released from liability with respect thereto unless Landlord transfers the Security Deposit to the transferee.

SECTION 12.2 SUBORDINATION, ATTORNMENT AND NOTICE. This Lease is subject and subordinate (i) to each lease of all or any portion of the Property wherein Landlord is the tenant and to the lien of each mortgage and deed of trust encumbering all or any portion of the Property, regardless of whether such lease, mortgage or deed of trust now exists or may hereafter be created, (ii) to any and all advances (including interest thereon) to be made under each such lease, mortgage or deed of trust and (iii) to all modifications, consolidations, renewals, replacements and extensions of each such lease, mortgage or deed of trust; provided that the foregoing subordination to any mortgage or deed of trust placed on the Property after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a non-disturbance agreement (which may include Tenant’s agreement to attorn as set forth below) permitting Tenant, if Tenant is not then in Default under any provision of, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust. Provided such purchaser, assignor or lessor expressly assumes in writing all obligations of Landlord hereunder which arise and accrue from and after the date of the sale or assignment, Tenant shall, in the event of the sale or assignment of Landlord’s interest in the Premises, attorn to and recognize such purchaser, assignee or lessor as Landlord under this Lease. Provided foreclosure purchaser does not disturb Tenant’s tenancy hereunder and recognizes all of

Tenant Name: Alkami Technology

Building Name: Granite Park Three

Tenant’s rights hereunder, Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize the purchaser at foreclosure as Landlord under this Lease. Except as described above, the above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such mortgagee, trustee, lessor, purchaser or assignee, Tenant shall execute and deliver whatever instruments, reasonably acceptable to Tenant, may be required for such purposes and to carry out the intent of this Section 12.2. Concurrently with the execution of this Lease, Landlord shall execute and deliver a subordination, non-disturbance and attornment agreement from Landlord’s current lender, MetLife, in the form previously approved by Tenant and MetLife.

SECTION 12.3 TENANT’S ESTOPPEL CERTIFICATE. Tenant shall, upon the request of Landlord or any mortgagee of Landlord (whether under a mortgage or deed of trust), without additional consideration, deliver an estoppel certificate within ten (10) business days after a request therefor, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: this Lease is in full force and effect, with rental paid through the date specified in the certificate; this Lease has not been modified or amended; Tenant is not aware that Landlord is in default or that Landlord has failed to fully perform all of Landlord’s obligations hereunder; and such other statements as may reasonably be required by the requesting party. If Tenant is unable to make any statements contained in the estoppel certificate because the same is untrue or inaccurate, Tenant shall with specificity state the reason why such statement is untrue or inaccurate.

SECTION 12.4 LANDLORD’S ESTOPPEL CERTIFICATE. Landlord agrees to furnish from time to time (but no more often than twice in any calendar year), within ten (10) business days following the request by Tenant or any successor to Tenant or any prospective assignee or sublessee, a Landlord estoppel certificate containing similar statements required of Tenant under Section 12.3, modified to apply to Landlord.

ARTICLE 13

DEFAULT

SECTION 13.1 DEFAULTS BY TENANT. The occurrence of any of the events described in subsections 13.1.1 through 13.1.3 shall constitute a “Default” by Tenant under this Lease.

13.1.1

Failure to Pay Rent. With respect to the first two (2) payments of Basic Rent not made by Tenant when due in any twelve (12) month period, the failure by Tenant to make such payment to Landlord within five (5) business days after Landlord gives Tenant written notice specifying that the payment was not made when due; with respect to any other payment of Basic Rent during such twelve (12) month period, the failure by Tenant to make such payment of Basic Rent to Landlord when due, no notice of any such failure being required. With respect to the first three (3) payments of Rent (not including Basic Rent) not made when due in any twelve (12) month period, the failure of Tenant to make such payment within five (5) business days following Landlord’s written notice to Tenant specifying that the payment was not made when due; with respect to any other payment of Rent (not including Basic Rent) during such twelve (12) month period, the failure by Tenant to make such payment of Rent to Landlord when due, no notice of any such failure being required.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

13.1.2

Failure to Perform Other Obligations. Any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after Landlord gives Tenant written notice of such failure, provided that if such failure by its nature cannot be cured within such thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully cures the failure within ninety (90) days after Landlord gives such written notice to Tenant.

13.1.3

Repeated Failure to Perform. The third failure by Tenant in any twelve (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be governed by subsection 13.1.1 above), for which Landlord has twice previously provided written notice to Tenant of such failure, no notice being required for any such third failure.

13.1.4

Bankruptcy, Insolvency, Etc. (i) Tenant or any Guarantor (i) becomes or is declared insolvent according to any law, (ii) makes a transfer in fraud of creditors according to any applicable law, (iii) assigns or conveys all or a substantial portion of its property for the benefit of creditors or (iv) files a petition for relief, or is the subject of an order for relief, under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, “applicable bankruptcy law”) or a receiver or trustee is appointed for Tenant or Guarantor or its property; the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; or any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law; provided, however, no action described in this subsection 13.1.4 shall constitute a default by Tenant if Tenant or Guarantor shall vigorously contest the action by appropriate proceedings and shall remove, vacate or terminate the action within sixty (60) days after the date of its inception.

SECTION 13.2 REMEDIES OF LANDLORD.

13.2.1

Termination of Lease. Upon the occurrence of a Default by Tenant hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including with limitation, accrued Rent to the date of termination and Late Charges, plus (a) interest thereon at the rate established under Section 2.4 above from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, (b) to the extent not otherwise recovered by Landlord through some other means or by some other calculation of damages, the unamortized cost of (i) Tenant’s Improvements and (ii) brokers’ fees and commissions in connection with this Lease, (c) the cost of recovering the Premises, and (d) the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys’ fees and refurbishing costs and other costs in readying the Premises for a new tenant) amortized over the term of the replacement lease(s) and only to the extent applicable to the remainder of the Term.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

13.2.2

Repossession and Re-Entry. Upon the occurrence of a Default by Tenant hereunder, Landlord may, without judicial process, immediately terminate Tenant’s right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate) without terminating this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant’s possession of the Premises under this subsection 13.2.2, (i) Landlord shall have no obligation to tender to Tenant a key for new locks installed in the Premises, (ii)Tenant shall have no further right to possession of the Premises, and (iii) Landlord will have the right to relet the Premises or any part thereof on such terms as Landlord deems advisable, subject to any obligation to mitigate damages imposed by applicable law. Any rent received by Landlord from reletting the Premises or a part thereof shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys’ fees, advertising costs, brokerage fees and leasing commissions amortized over the term of the replacement lease(s) and only to the extent applicable to the remainder of the Term and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such termination is also given to Tenant pursuant to subsection 13.2.1 above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord.

13.2.3

Cure of Default. Upon the occurrence of a Default hereunder by Tenant, Landlord may, without judicial process and without having any liability therefor, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, WHETHER CAUSED BY THE NEGLIGENCE OF LANDLORD OR OTHERWISE.

13.2.4

Continuing Obligations. No repossession of or re-entering upon the Premises or any part thereof pursuant to subsection 13.2.2 or 13.2.3 above and no reletting of the Premises or any part thereof pursuant to subsection 13.2.2 above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord all Rent which is required to be paid by Tenant.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

13.2.5

Cumulative Remedies. No right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy set forth herein or otherwise available to such party at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, either party shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease.

13.2.6

Mitigation of Damages. For purposes of determining any recovery of rent or damages by Landlord that depends upon what Landlord could collect by using reasonable efforts to relet the Premises, whether the determination is required under subsections 13.2.1 or 13.2.2 or otherwise, it is understood and agreed that:

(a)	Landlord may reasonably elect to lease other comparable, available space in the Building, if any, before reletting the Premises.

(b)	Landlord may reasonably decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

(c)

Landlord may reasonably decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Building and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(d)

Before reletting the Premises to a prospective tenant, Landlord may reasonably require the prospective tenant to demonstrate the same financial wherewithal that Landlord would require as a condition to leasing other space in the Building to prospective tenant.

(e)

Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time no one can reasonably expect Landlord to collect anything from reletting.

SECTION 13.3 DEFAULTS BY LANDLORD. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after Tenant gives written notice to Landlord and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant stating that (a) Landlord is in breach of this Lease and (b) describing the breach with specificity, provided that if such failure cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within such thirty (30) day period and is thereafter diligently pursued until cured.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

SECTION 13.4 LANDLORD’S LIABILITY. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and Landlord shall not be liable for any deficiency. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Property as above provided. Subject to the obligations of Landlord expressly set forth in this Lease and without affecting Tenant’s express abatement and termination rights under this Lease, Landlord shall not be liable to Tenant for any claims, actions, demands, costs, expenses, damage or liability of any kind which (a) are caused by (i) tenants or any persons either in the Premises or elsewhere in the Building (unless occurring in the Common Areas and caused by the negligence of Landlord or its employees, agents or contractors), (ii) occupants of property adjacent to the Building or Common Areas, (iii) the public, or (iv) the construction, by a party other than Landlord or its employees, agents or contractors, of any private, public or quasi-public work, or (b) are caused by any theft or burglary at the Premises or the Property.

SECTION 13.5 TENANT’S LIABILITY. In no event shall any partner, shareholder or member of Tenant (past, present or future) be required at any time to contribute or loan any money or other property to Tenant to enable Tenant to perform any obligation or to discharge any liability that it may at any time have to Landlord. The liability of Tenant to Landlord for any damages arising from any default by Tenant under the terms of this Lease shall be limited to Landlord’s actual direct, but not consequential or special, damages therefor, it being understood for this purpose that the recovery by Landlord of Landlord of the discounted difference between the rent remaining to be paid under the terms of this Lease as of the date of a default by Tenant and the fair market rental value of the Premises for such period shall not be deemed to be consequential or special damages.

ARTICLE 14

NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery (b) expedited delivery service, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, each with proof of delivery on a business day and addressed as set forth in the Basic Lease Information or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service, or mail, as of the date of first attempted delivery at the address and in the manner provided herein. Reference is made to Section 13.3 of this Lease for other provisions governing notices.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

ARTICLE 15

MISCELLANEOUS PROVISIONS

SECTION 15.1 BUILDING NAME AND ADDRESS. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.

SECTION 15.2 SIGNAGE. Landlord shall maintain a tenant directory in the main Building lobby, and shall provide Tenant identification in such directory, setting forth Tenant’s name and location. Tenant shall not otherwise inscribe, paint, affix, or display any signs, advertisements or notices on or in the Building or the Premises, except as provided in this Section 15.2 and for such tenant identification information reasonably approved in advance by Landlord. Landlord will provide a building standard sign plaque at the main entry to the Premises at Landlord’s sole cost and expense. Landlord may withhold approval of any Tenant sign visible from the Common Areas or the exterior of the Building if necessary, in Landlord’s discretion, to preserve aesthetic standards for the Building. All signs permitted hereunder shall constitute Installations and shall be subject to the provisions of subsection 6.3.3, including without limitation Landlord’s rights under such subsection to perform and charge for the work necessary to complete Installations. Notwithstanding anything to the contrary, subject to Tenant’s receipt of all applicable and necessary governmental approvals, and provided Tenant then occupies at least 50,000 square feet of Premises Rentable Area, Tenant, but not any assignee or sublessee (other than pursuant to a Permitted Transfer), shall have the right, at Tenant’s sole cost and expense, to design, fabricate and install one (1) sign on the west side at the top of the Building, in the location currently occupied by the tenant operating as “NTT Data”, which sign shall include Tenant’s logo with company-standard font and color and be back-lit. The size, dimensions, design and method of installation of such “top of the building” sign shall be subject to Landlord prior written approval, which approval shall not be unreasonably withheld or delayed. Thereafter, Tenant shall be obligated to reimburse Landlord for Tenant’s pro-rata share of the costs of maintaining and repairing such sign structure. Tenant shall remove such sign, at Tenant’s sole cost and expense, upon the expiration or earlier termination of this Lease, and repair any damage caused by such removal. Further, Tenant shall have the right to continue to maintain in place Tenant’s existing eyebrow signage on the Building, which eyebrow signage shall be removed by Tenant, at Tenant’s sole cost and expense, upon the expiration or earlier termination of this Lease, and Tenant shall repair any damage caused by such removal. Tenant may modify or replace such eyebrow sign, at Tenant’s sole cost, to accommodate Tenant’s revised logo and branding. The size, dimensions, design and method of installation for such modified or replacement eyebrow sign such be subject to Landlord’s reasonable prior approval. Signage currently existing in the Premises is hereby pre-approved by Landlord.

SECTION 15.3 NO WAIVER. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No waiver by Landlord or Tenant of any breach by the other party shall be deemed a waiver of any subsequent breach of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as

Tenant Name: Alkami Technology

Building Name: Granite Park Three

a future waiver thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy which may be available to Landlord.

SECTION 15.4 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 15.5 COMMON AREAS. “Common Areas” shall mean all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, any conference centers, fitness centers, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, the Garage, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities as are designated by Landlord from time to time as Common Areas. “Service Corridors” shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. “Service Areas” will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations and the Parking Agreement attached hereto as Exhibit F. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of Landlord and Property Manager. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas not specifically shown on Exhibit B as being part of the Premises.

SECTION 15.6 SUCCESSORS AND ASSIGNS. Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7 BROKERS. Tenant and Landlord each warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than CBRE Inc. (“Tenant’s Broker”) on behalf of Tenant and Granite Properties, Inc. (“Landlord Broker”) on behalf of Landlord, and that it knows of no other real estate brokers or agents who are or claim to be entitled to a commission in connection with this Lease. Landlord and Tenant each agrees to defend, indemnify and hold harmless the other from and against any liability or claim, whether meritorious or not, arising with respect to any broker and/or agent known to Landlord or Tenant, respectively, and not so named and claiming to be entitled to a commission by, through or under such party. Landlord has agreed to pay the fees of Landlord’s Broker and Tenant’s Broker strictly in accordance with and subject to the terms and conditions of separate written commission agreements.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

SECTION 15.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 15.9 EXAMINATION OF LEASE. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease only upon execution by and delivery to both Landlord and Tenant.

SECTION 15.10 TIME. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease. If any date provided under this Lease for performance of an obligation or expiration of a time period is a Saturday, Sunday or a holiday generally recognized by businesses, the obligation shall be performed or the time period shall expire, as the case may be, on the next succeeding business day.

SECTION 15.11 DEFINED TERMS AND MARGINAL HEADINGS. The words “Landlord” and “Tenant” as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 15.12 AUTHORITY. Landlord and Tenant and each person signing this Lease on behalf of such party represents to the other party as follows: Such party, if a corporation, limited liability company, limited partnership, limited liability partnership or partnership is duly formed and validly existing under the laws of the state of its formation and is duly qualified to do business in the State of Texas. Tenant has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Landlord or Tenant is authorized to do so. The foregoing representation in this Section 15.12 shall also apply to any corporation, limited liability company, limited partnership, limited liability partnership or partnership which is a general partner or joint venturer of Landlord or Tenant, as the case may be.

SECTION 15.13 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant’s obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

SECTION 15.14 NO RECORDING. This Lease shall not be recorded.

SECTION 15.15 PARKING. Exhibit F attached hereto sets forth agreements between Landlord and Tenant relating to parking.

SECTION 15.16 ATTORNEY’S FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.17 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.18 WAIVER OF LANDLORD’S LIEN. Landlord waives all contractual, statutory and constitutional liens held by Landlord on Tenant’s personal property, goods, equipment, inventory, furnishings, chattels, accounts and assets (“Tenant’s Property”) to secure the obligations of Tenant under this Lease until such time as Landlord may obtain an enforceable judgment against Tenant from a court with jurisdiction of Tenant or Tenant’s Property, at which time Landlord shall have such lien rights at law and in equity to enforce and collect such judgment and Tenant’s obligations under this Lease.

SECTION 15.19 CONFIDENTIALITY. Tenant and Landlord acknowledge the terms and conditions of the Lease are to remain confidential and may not be disclosed to anyone, by any manner or means, directly or indirectly, without the prior written consent of the non-disclosing party; however, either party may disclose the terms and conditions of the Lease if required by Law or court order, in connection with a dispute between Landlord and Tenant, and to its advisors, agents, attorneys, accountants, employees and existing or prospective financial partners provided same are advised of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Consent to any disclosures shall not be deemed to be a waiver on the part of the consenting party of any prohibition against any future disclosure.

SECTION 15.20 FINANCIAL STATEMENTS. Tenant warrants and represents that the information provided to Landlord prior to entering into this Lease is a true and accurate financial disclosure to Landlord of Tenant’s current financial condition. During the Term of the Lease, Tenant shall, within ten (10) business days after receipt of written notice but not more than once in any calendar year (unless Tenant is in Default of this Lease), provide to Landlord a current balance sheet and Tenant’s most recent audited financial statements (“Financial Information”). Such information shall be represented, in writing by Tenant, to be true and correct in all material respects. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any information that is disclosed by Tenant. Failure of Tenant to timely deliver its Financial Information in accordance with the provisions of this paragraph within five (5) business days following Landlord’s second written request therefor shall be deemed to be in Default under this Lease. The obligation of Tenant under this paragraph is a material obligation of Tenant’s tenancy under the Lease.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

SECTION 15.21 DIGITAL RECORDS. Landlord and Tenant agree to accept a digital image of this Lease, as executed in counterparts, as a true and correct original and admissible for the purposes of state law, Federal Rule of Evidence 1002, and like statutes and regulations.

SECTION 15.22 ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their respective successors in interest.

SECTION 15.23 SUITE 380 TERMINATION RIGHT AND EXTENSION RIGHT. Notwithstanding anything herein to the contrary, following thirty (30) days’ prior written notice to Landlord, Tenant shall have the right to terminate this Lease with respect to Suite 380 only (i.e., the approximately 3,379 square feet of Premises Rentable Area situated in Suite 380). Concurrently with the delivery of such termination notice, Tenant shall pay Landlord an amount equal to the then unamortized amount of the allowance for Suite 380 (i.e., $57,443.00) and brokerage commissions allocable to Suite 380 (i.e., $29,447.56), which unamortized amount shall be determined based on a total amount for such allowance and commissions of $86,890.56, an interest rate of eight percent (8%) per annum and an amortization period that commenced effective as of May 1, 2017 and expires October 31, 2020. Tenant shall vacate Suite 380 and surrender possession thereof to Landlord in accordance with Section 1.3 above on or before the 30th day after delivery of such termination notice to Landlord. In no event shall a termination of this Lease with respect to Suite 380 affect any of Tenant’s obligations, liabilities or covenants under this Lease with respect to any other portion of the Premises. In addition to the early termination right with respect to Suite 380, as set forth above in this Section 15.23, Tenant shall have the right to extend the Term as it relates to Suite 380 to be coterminous with the Term for the remainder of the Premises by delivering to Landlord written notice of such extension no later than September 30, 2018. In the event of such an extension of the Term as it relates to Suite 380, Basic Rent shall be payable by Tenant with respect to Suite 380 during the extended Term at the same rental rates as are payable for each applicable period with respect to the Extension Premises (as set forth in the Item 5 of the Basic Lease Information of this Lease) and otherwise on the same terms and conditions as set forth in this Lease with respect to the Extension Premises, except that the Finish Allowance payable with respect to Suite 380 shall be $20.00 per square foot of Rentable Area of Suite 380.

SECTION 15.24 GENERATOR. Subject to the availability of a location in the Building reasonably acceptable to both Landlord and Tenant (which location must be accessible for ongoing maintenance and periodic testing), Tenant shall have the right to install and maintain a generator and static switch in the Building, at Tenant’s sole cost and expense, but otherwise at no additional rental, except to the extent the generator displaces parking spaces, in which event Tenant will pay Parking Rent for such spaces at the then market rate. The method of installation of the generator and static switch shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. Tenant shall maintain the generator and static switch in good condition and repair and otherwise in compliance with all applicable laws, codes and ordinances throughout the Term, and Tenant shall remove the generator and static switch upon the expiration or earlier termination of this Lease, and repair all damage to the Building caused by such removal.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

SECTION 15.25 SATELLITE ANTENNA. Tenant shall have the right to install, at Tenant’s sole cost and expense, a satellite antenna, dish or communications device (the “Antenna”) on the roof of the Building solely for use by the occupants of the Premises, and not the use of any other party. The size, location, method of installation (including any installation of cabling) and screening of the Antenna shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall maintain the Antenna in good condition and repair, and otherwise in compliance with all applicable laws, codes and ordinances, at Tenant’s sole cost and expense, throughout the Term. Landlord agrees to provide and allow reasonable access to the roof and such other parts of the Building (other than leased tenant space) for purposes of allowing Tenant to perform its obligations under this Section 15.25. In no event shall Tenant unreasonably disturb or interfere with any other tenant of the Building during any such access. Tenant shall at all times ensure that the installation, maintenance and operation of the Antenna does not void any warranty applicable to the roof of the Building. Tenant shall cause the Antenna to be removed upon the expiration or earlier termination of this Lease, and Tenant shall repair all damage to the Building caused by such removal. Effective as of the date Landlord approves Tenant’s plans for the installation of the Antenna, Landlord covenants and agrees not to permit any entity other than Landlord and then-existing tenants of the Building to install or maintain any equipment in the Building or on the roof which interferes with the function or reception of the Antenna in any material respect, and Landlord shall take all commercially reasonable measures to stop such interference promptly upon Tenant’s delivery of written notice to Landlord thereof.

SECTION 15.26 CONSENTS. Whenever in this Lease a party is requested or required to give its consent or approval, unless specifically provided to the contrary in this Lease, the giving of such consent or approval shall not be unreasonably withheld, conditioned or delayed by the party from whom such consent or approval is requested or required. Furthermore, whenever this Lease grants Landlord or Tenant a right to take action or exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant will act reasonably and in good faith. In all cases where approval or consent is required, any denial will be in writing and will state the reasons for such denial.

SECTION 15.27 LANDLORD’S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant that:

(a)

Condemnation, Etc. There is no existing, pending or, to Landlord’s knowledge, contemplated, threatened or anticipated (1) condemnation of any part of the Land, (2) repaving, widening, change of grade or limitation on use of streets, roads, or highways abutting, (3) change in the zoning classification of the Land, or (4) special tax or assessment to be levied against the Land due to capital improvements to be constructed on, near or adjacent to the Land.

(b)

Mortgages. As of the date hereof, there is no debt or mortgage lien affecting the Premises other than the Deed of Trust held by MetLife, and, to Landlord’s knowledge, there are no defaults by Landlord under any of the loan documents relating to such deed of trust.

Tenant Name: Alkami Technology

Building Name: Granite Park Three

SECTION 15.28 TEMPORARY SPACE. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on all of the terms and conditions of this Lease (except as otherwise set forth in this Section 15.28), Suite 720 in the Building containing approximately 5,009 rentable square feet of space (the “Temporary Space”). Within 30 days following the Date of Lease and prior to delivering the Temporary Space to Tenant, Landlord shall, at Landlord’s sole cost, cause certain improvements in the Temporary Space to be demolished in accordance with the demolition plan therefor dated August 7, 2017, prepared by Staffelbach as Project No. 654.279. The lease term for the Temporary Space (the “Temporary Space Term”) shall commence on the date (the “Temporary Space Commencement Date”) that Landlord delivers the Temporary Space to Tenant in the condition required by this Section 15.28, and expire on September 30, 2018 (the “Temporary Space Expiration Date”), at which time Tenant shall vacate and surrender the Temporary Space in broom-clean condition and remove all personal property located therein. Tenant shall have the right to terminate this Lease solely as it relates to the Temporary Space prior to the Temporary

Space Expiration Date upon delivery of thirty (30) days prior written notice to Landlord. Except for Landlord’s demolition obligations described above, Tenant accepts the Temporary Space in its “AS-IS” condition on the date this Lease is entered into, and Landlord shall have no obligation to pay for or perform any demolition or tenant-finish work therein. Tenant may perform basic non-structural alterations (e.g., install carpet) in the Temporary Space at Tenant’s sole cost. During the first 270 days of the Temporary Space Term, Tenant shall not pay monthly Basic Rent with respect to the Temporary Space or, except as provided below, Additional Rent for the Temporary Space. Commencing effective as of the 271st day of the Temporary Space Term and continuing throughout the remainder of the Temporary Space Term, Tenant shall pay monthly Basic Rent for the Temporary Space at an annual rate of $27.00 per square foot of Rentable Area of the Temporary Space, together with Additional Rent, as provided below. Throughout the Temporary Space Term, Tenant shall be required to pay Tenant’s proportionate share (based on the rentable square feet in the Temporary Space) of janitorial costs and Electrical Expenses during the Temporary Space Term.

SECTION 15.29 LOADING DOCK. Tenant may schedule (subject to availability) and use the Building’s loading dock at no additional charge.

SECTION 15.30 FOOD TRUCKS. Subject to all applicable laws, codes and ordinances, Tenant shall have the right, one time per month, to have a food truck operate at the Building, at Tenant’s sole cost and expense. The location of such food truck shall be determined by Landlord, in Landlord’s sole direction, which location shall be reasonably accessible by Tenant’s employees.

[SIGNATURE PAGE FOLLOWS]

Tenant Name: Alkami Technology

Building Name: Granite Park Three

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease effective as of the Date of Lease set forth in the Basic Lease Information.

LANDLORD:

Granite Park III, Ltd.,

	By:	Granite Properties, Inc., its General Partner

Date: September 6, 2017	By:	/s/ Robert Jimenez
	Name:	Robert Jimenez
	Title:	Director of Leasing – Dallas

TENANT:

Alkami Technology, Inc.

Date: September 6, 2017	By:	/s/ Douglas A. Linebarger
	Name:	Douglas A. Linebarger
	Title:	General Counsel

Tenant Name: Alkami Technology

Building Name: Granite Park Three